                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant    [X]
Filed by a Party other than the Registrant     [_]

Check the appropriate box:
[ ]   Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]   Definitive Proxy Statement                   Commission Only (as permitted
[_]   Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]   Soliciting Material Under Rule 14a-12

                     UST PRIVATE EQUITY INVESTORS FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------

      (5) Total fee paid:

      --------------------------------------------------------------------------

[X]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      --------------------------------------------------------------------------

      (2) Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------

      (3)   Filing Party:

      --------------------------------------------------------------------------

      (4)   Date Filed:

      --------------------------------------------------------------------------

[LOGO] EXCELSIOR FUNDS
Advised by U.S. Trust

                    UST PRIVATE EQUITY INVESTORS FUND, INC.
                             114 West 47th Street
                         New York, New York 10036-1532

                               December 10, 2003

Dear Shareholder:

   You are cordially invited to attend the Special Meeting (the "Meeting") of Shareholders of UST Private Equity Investors Fund, Inc. (the "Company") to be held on December 23, 2003 at 10:00 a.m., New York time, at the offices of United States Trust Company of New York, 114 West 47th Street, New York, New York 10036-1532.

   The attached Notice of Special Meeting and Proxy Statement describe the formal business to be transacted at the Special Meeting.

   You will first be asked to consider and act upon a proposal to sell substantially all of the non-cash assets of the Company pursuant to a Purchase and Sale Agreement, as amended (the "Purchase Agreement"), approved by the Board of Directors. Then you will be asked to consider and approve a proposal to liquidate and dissolve the Company, as set forth in the Plan of Liquidation and Dissolution (the "Plan") adopted by the Board of Directors of the Company. The Board of Directors of the Company is recommending a vote FOR approval of the sale of substantially all of the assets of the Company and FOR approval of the liquidation and dissolution of the Company, as more fully set forth in the Proxy Statement. These proposals and the reasons the Company believes the proposals are in the shareholders' best interests are set forth in the attached Proxy Statement.

   Whether or not you plan to attend the Meeting, your vote is needed. Whether or not you plan to attend the Meeting, please complete, sign and return the enclosed Proxy Card promptly. A postage-paid envelope is enclosed for this purpose.

   We look forward to seeing you at the Meeting or receiving your proxy so your shares may be voted at the Meeting.

                                          Sincerely yours,
                                          /s/ Douglas Lindgren
                                          Douglas A. Lindgren
                                          Co-Chief Executive Officer and Chief
                                            Investment Officer

            Shareholders Are Urged to Sign and Return the Enclosed
                     Proxy Card in the Enclosed Envelope.

[LOGO] EXCELSIOR FUNDS
Advised by U.S. Trust

                    UST PRIVATE EQUITY INVESTORS FUND, INC.
                             114 West 47th Street
                         New York, New York 10036-1532

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 23, 2003

                                                              December 10, 2003

To the Shareholders of
UST Private Equity Investors Fund, Inc.:

   Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of UST Private Equity Investors Fund, Inc. (the "Company") will be held on December 23, 2003 at 10:00 a.m., New York time, at the offices of United States Trust Company of New York, 114 West 47th Street, New York, New York 10036-1532.

   The Meeting will be held for the following purposes:

    1. To approve the sale of substantially all of the non-cash assets of the Company pursuant to a Purchase and Sale Agreement by and among the Company, Landmark Equity Partners X, L.P., and Landmark IAM Partnership, L.P., as amended, attached as Appendix A hereto (the "Asset Sale").
    2. To approve the Plan of Liquidation and Dissolution (the "Plan") adopted by the Board of Directors of the Company, attached as Appendix C hereto, pursuant to which the Company will be liquidated and dissolved.
    3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

   The proposals referred to above are discussed in the Proxy Statement attached to this Notice. Each shareholder is invited to attend the Meeting in person. Shareholders of record at the close of business on November 17, 2003 have the right to vote at the Meeting. Whether or not you plan to attend the Meeting, we urge you to fill in, sign and promptly return the enclosed Proxy Card or vote your proxy via telephonic or electronic means in order that the Meeting can be held and a maximum number of shares may be voted.

                                          By Order of the Board of Directors of
                                            UST Private Equity Investors Fund,
                                            Inc.

                                          Cynthia Englert
                                          Secretary

                      WE NEED YOUR PROXY VOTE IMMEDIATELY

   Unless you expect to be present at the Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the envelope provided for that purpose, which requires no postage if mailed in the United States. Your prompt response will assure a quorum at the Meeting, thereby saving the Company the expense of further solicitation of proxies.

                               TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
General Information About the Special Meeting...................................   1

Summary.........................................................................   2
   Summary Term Sheet of the Asset Sale and Purchase and Sale Agreement.........   2
   Summary of the Plan of Liquidation and Dissolution...........................   3

Introduction....................................................................   5

Proposal 1: The Asset Sale and Purchase and Sale Agreement......................   5
   Background...................................................................   5
   Board's Considerations.......................................................   7
   Required Vote................................................................   8
   Appraisal Rights of Shareholders.............................................   8
   Summary of Purchase and Sale Agreement.......................................  10
   Ongoing Operations/Use of Proceeds...........................................  14
   Accounting Treatment of the Asset Sale.......................................  14
   Federal Income Tax Considerations............................................  14
   Interests of the Directors and Executive Officers in Asset Sale..............  14

Proposal 2: Adoption of Plan to Liquidate and Dissolve the Company..............  15
   Background...................................................................  15
   Board's Considerations.......................................................  15
   Required Vote................................................................  16
   Summary of Plan of Liquidation and Dissolution...............................  16
   Distribution Amounts.........................................................  18
   Federal Income Tax Consequences..............................................  18
   Procedure for Dissolution Under Maryland Law.................................  19
   Interests of the Directors and Executive Officers in the Liquidation and
     Dissolution................................................................  19

Voting Information..............................................................  20
   Record Date..................................................................  20
   Quorum.......................................................................  20

Security Ownership of Certain Beneficial Owners and Management..................  22

Section 16(a) Beneficial Ownership Reporting Compliance.........................  22

Other Matters...................................................................  22

Incorporation of Certain Matters by Reference...................................  23

Additional Information..........................................................  24
   Business Overview............................................................  24
   Investment Adviser...........................................................  24
   Administrator................................................................  24
   Other........................................................................  24

Appendix A--Purchase and Sale Agreement......................................... A-1

Appendix B--Sections 3-202 Through 3-213 of the Maryland General Corporation Law B-1

Appendix C--Plan of Liquidation and Dissolution................................. C-1

                    UST PRIVATE EQUITY INVESTORS FUND, INC.
                             114 West 47th Street
                         New York, New York 10036-1532
                        Telephone Number: 203-352 4494

                                PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of UST Private Equity Investors Fund, Inc. (the "Company"). The Special Meeting of Shareholders will be held at the offices of United States Trust Company of New York, 114 West 47th Street, New York, New York 10036-1532 on December 23, 2003 at 10:00 a.m., New York time (the "Meeting"). This Proxy Statement and the accompanying Proxy Card are first being mailed to shareholders on or about December 10, 2003.

   It is expected that the solicitation of proxies will be primarily by mail. The costs of preparing, assembling and mailing material in connection with the solicitation of proxies will be borne by the Company. The Company's officers, investment adviser and administrator may assist in the solicitation of proxies by telephone, telegraph, facsimile, personal interview or the Internet. If the Company records proxy votes by telephone or the Internet, it will use procedures to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Company a written notice of revocation or a subsequently executed Proxy Card or by attending the Meeting and electing to vote in person. Proxies given by telephone or the Internet may be revoked at any time before they are voted in the same manner as proxies given by mail.

   The following summarizes the proposals to be voted on at the Meeting.

Proposals:

    1. To approve the sale of substantially all of the non-cash assets of the Company pursuant to a Purchase and Sale Agreement by and between the Company, Landmark Equity Partners X, L.P., and Landmark IAM Partnership, L.P., as amended, attached as APPENDIX A hereto (the "Asset Sale").
    2. To approve the Plan of Liquidation and Dissolution (the "Plan") adopted by the Board of Directors of the Company, attached as APPENDIX C hereto, pursuant to which the Company will be liquidated and dissolved.
    3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

   A Proxy Card is enclosed with respect to the shares you own in the Company. If the Proxy is executed and returned properly, the shares represented by it will be voted at the Meeting in accordance with your instructions. Each share is entitled to one vote.

   Shareholders are requested to complete the enclosed Proxy Card and return it in the enclosed envelope. No postage is required if mailed in the United States.

    The Company's Board of Directors Unanimously Recommends a Vote in Favor of the Proposals Described in this Proxy Statement.

Dated: December 10, 2003

                                    SUMMARY

Summary Term Sheet of the Asset Sale and Purchase and Sale Agreement

   This summary term sheet is intended to give you a summary description of the material aspects of the proposed sale of substantially all of the Company's non-cash assets, as described in this proxy statement. You should review the proxy statement and the appendices to it so that you can gain a more complete understanding of the proposed transaction.

   Under the Purchase and Sale Agreement, as amended (the "Purchase Agreement"), dated October 22, 2003 by and among the Company, Landmark Equity Partners X, L.P. and Landmark IAM Partnership, L.P., (Landmark Equity Partners X, L.P. and Landmark IAM Partnership, L.P., together, "Landmark"):

    . The Company will sell all of its investment interests in certain partnerships (the "Partnership Interests") to Landmark. The Partnership Interests constitute substantially all of the non-cash assets of the Company. See "Proposal 1: The Asset Sale and Purchase and Sale Agreement
       - Summary of Purchase and Sale Agreement - Assets Purchased by, and Liabilities Assumed by, Landmark" on page 10.

    . Landmark has agreed to purchase the Partnership Interests for a cash purchase price of $832,000, which amount shall be increased or decreased, as the case may be, by any capital contributions by the Company to, and distributions received by the Company from, the partnerships comprising the Partnership Interests between June 30, 2003, the effective date of the Purchase Agreement, and the closing date. See "Proposal 1: The Asset Sale and Purchase and Sale Agreement--Summary of Purchase and Sale Agreement--Purchase Price" on page 10.

    . In the course of reaching its decision to approve the Asset Sale and the Purchase Agreement, the Company's Board of Directors consulted management and the Company's Investment Adviser. The Board of Directors considered numerous factors relating to the benefits and risks associated with the Purchase Agreement and the asset sale. See "Proposal 1: The Asset Sale and Purchase and Sale Agreement--Background; Board's Considerations" on pages 5-8.

    . The Company does not anticipate any ongoing operations following the sale of the Purchased Interests. Subject to shareholder approval, the Company intends to liquidate and dissolve. The liquidation will be conducted pursuant to the Plan which is set forth in further detail in Proposal 2. See "Proposal 1: The Asset Sale and Purchase and Sale Agreement--Ongoing Operations/Use of Proceeds" on page 14.

    . The Purchase Agreement contains closing conditions, including the approval of the transaction by the Company's shareholders, the performance of specific covenants and the receipt of specified consents. See "Proposal 1: The Asset Sale and Purchase and Sale Agreement--Summary of Purchase and Sale Agreement--Conditions to Closing the Asset Sale" on page 12.

    . The closing is expected to occur upon the satisfaction or waiver of all of the conditions to each party's obligations under the Purchase Agreement, or on another date as the parties mutually agree, but not later than January 31, 2004 or, if any condition is not satisfied by such date, the party whose obligations are subject to the condition being satisfied may extend the closing date for up to thirty (30) days. See "Proposal 1: The Asset Sale and Purchase and Sale Agreement--Summary of the Purchase and Sale Agreement--The Closing of the Asset Sale" on page 11.

    . The Purchase and Sale Agreement may be terminated by either the Company or Landmark if the asset sale is not closed by January 31, 2004 (or March 1, 2004 if any closing condition has not been satisfied by such time and the party whose obligations are subject to the condition being satisfied extends the closing), by either party if the other breaches its covenants in any material way, or by mutual written consent. See "Proposal 1: The Asset Sale and Purchase and Sale Agreement--Summary of the Purchase and Sale Agreement--Termination of the Purchase Agreement" on page 13.

    . The Asset Sale will be accounted for as a sale of the Company's Partnership Interests. See "Proposal 1: The Asset Sale and Purchase and Sale Agreement--Accounting Treatment of the Asset Sale" on page 14.

    . Certain of the Company's executive officers and directors own shares of the Company. They will receive the same per share distribution of the proceeds of the asset sale, if any, as any other shareholder should the Company be liquidated and dissolved in accordance with Proposal 2. See "Proposal 1: The Asset Sale and Purchase and Sale Agreement--Interests of the Directors and Executive Officers in Asset Sale " on page 14.

    . Under Maryland law, if you do not wish to approve the Asset Sale, you have the right to dissent from the Asset Sale and to have an appraisal of the fair value of your shares conducted by a Maryland court of competent jurisdiction. Shareholders electing to exercise dissenters' rights must strictly comply with the provisions of Sections 3-202 through 3-213 of the Maryland General Corporation Law to perfect their rights, which rights are more fully described in Proposal 1. See "Proposal 1: The Asset Sale and Purchase and Sale Agreement--Appraisal Rights of Shareholders" on page 8.

The Board of Directors recommends that you vote for the proposal to approve the asset sale and the Purchase and Sale Agreement

Summary of the Plan of Liquidation and Dissolution

   This summary term sheet is intended to give you a summary description of the material aspects of the proposed liquidation and dissolution of the Company, as described in this proxy statement. You should review the proxy statement and the appendices to it so that you can gain a more complete understanding of the proposed Plan of Liquidation and Dissolution (the "Plan"). Under the Plan:

    . The Company will complete the sale or otherwise dispose of all of its property and assets. The liquidation will commence as soon as practicable following approval of the Plan by the Company's shareholders in accordance with the Plan, the Company's Articles of Incorporation and the laws of the State of Maryland. See "Proposal 2: Adoption of Plan to Liquidate and Dissolve the Company--Summary of Plan of Liquidation and Dissolution--Effective Date of the Plan and Cessation of the Company's Activities " on page 16."

    . As part of the liquidation, the Company is required to satisfy its liabilities, expenses and obligations. The distribution of the Company's assets, if any, will be made in up to two cash payments. The first distribution is expected to represent substantially all of the Company's assets less an amount to discharge certain liabilities. If necessary, a second distribution consisting of any remaining cash after the payment of certain liabilities. See "Proposal 2:

       Adoption of Plan to Liquidate and Dissolve the Company--Summary of Plan of Liquidation and Dissolution--Liquidation Distributions" on page 16."

    . The Plan allows the Board of Directors to authorize non-material modifications or amendments to the Plan, or to abandon the Plan, notwithstanding shareholder approval. See "Proposal 2: Adoption of Plan to Liquidate and Dissolve the Company--Summary of Plan of Liquidation and Dissolution--Continued Operation of the Company" on page 17."

    . On December 5, 2003, the anticipated proceeds from the Asset Sale, together with the cash held by the Company, are estimated at approximately $70 per share. The amounts to be distributed to shareholders of the Company upon liquidation will be reduced by any remaining expenses and liabilities of the Company, including liquidation expenses. Since the fees and expenses of the Company are subject to fee waiver and expense reimbursement arrangements with its Investment Adviser, it is not anticipated that the Company will actually pay all of the expenses associated with the liquidation. See "Proposal 2: Adoption of Plan to Liquidate and Dissolve the Company--Expenses of Liquidation and Dissolution; Distribution Amounts" on pages 17-18."

    . The Company will cease doing business as a business development company upon the approval of the Plan by the Company's shareholders and, as soon as practicable, will apply for deregistration under the Investment Company Act of 1940. See "Proposal 2: Adoption of Plan to Liquidate and Dissolve the Company--Summary of Plan of Liquidation and Dissolution--Impact of the Plan on the Company's Status under the 1940 Act" on page 18."

    . The Company's books will be closed upon the approval of the Plan by the Company's shareholders and shareholders' interests in the Company will not be transferable. See "Proposal 2: Adoption of Plan to Liquidate and Dissolve the Company--Summary of Plan of Liquidation and Dissolution--Closing of Books and Restriction on Transfer of Shares" on page 16."

    . Shareholders of the Company are not entitled to appraisal rights for their shares of the Company's capital stock in connection with the Plan or entitled to such rights under Maryland law in connection with a liquidation or dissolution. See "Proposal 2: Adoption of Plan to Liquidate and Dissolve the Company--Summary of Plan of Liquidation and Dissolution--Appraisal Rights" on page 18." However, shareholders are entitled to appraisal rights in connection with the Asset Sale. See "Proposal 1: The Asset Sale and Purchase and Sale Agreement--Appraisal Rights of Shareholders" on page 8.

    . For the Company's shareholders, the liquidation will be treated for U.S. tax purposes as a sale of shares in the Company. It is anticipated that shareholders will incur a loss for such purposes of approximately $600 per share. The Company encourages its shareholders to contact their own tax advisors. See "Proposal 2: Adoption of Plan to Liquidate and Dissolve the Company--Federal Income Tax Consequences" on page 18."

The Board of Directors recommends that you vote for the proposal to approve the
                     Plan of Liquidation and Dissolution.

                                 INTRODUCTION

   The Company has been organized as a Maryland corporation to engage in the business of a closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the "1940 Act"). This Meeting constitutes a special meeting of shareholders that has been called to consider the proposals relating to the matters discussed below.

          PROPOSAL 1:  THE ASSET SALE AND PURCHASE AND SALE AGREEMENT

Background

   The Company is a closed-end management investment company, which has elected to be treated as a business development company under the Investment Company Act of 1940 (the "1940 Act"). The Company's investment objective is to achieve long-term capital appreciation by investing in private later-stage venture capital and private middle-market companies and in certain venture capital, buyout and private equity funds that the Investment Adviser believes offer significant long-term capital appreciation.

   The Board of Directors, including all of its directors who are not "interested persons," as that term is defined in the "1940 Act (the "Independent Directors"), has approved the Purchase and Sale Agreement (the "Purchase Agreement") dated October 22, 2003, as amended, by and among the Company, Landmark Equity Partners X, L.P. and Landmark IAM Partnership, L.P., (Landmark Equity Partners X, L.P. and Landmark IAM Partnership, L.P., together, "Landmark"), under which the Company would sell its investment interests in certain partnerships (the "Partnership Interests") constituting substantially all of the Company's non-cash assets.

   The Partnership Interests are the Company's investment interests in the following partnerships: Allegra Capital Partners III, L.P., Brentwood Associates Buyout Fund II, L.P., Morgenthaler Venture Partners IV, L.P., Sevin Rosen Fund V, L.P., and Vanguard V, L.P. (collectively, the "Partnerships")

   The Board of Directors believes that selling the Partnership Interests, constituting substantially all of the Company's assets, would be in the shareholders' best interests. A copy of the proposed Purchase Agreement is attached to this Proxy Statement as APPENDIX A.

   The Company has operated for approximately eight years and, as of October 31, 2003 had total distributions equal to approximately 90% of shareholders' initial investment. Based on the Investment Adviser's mid and long-term outlook for the performance of the Partnerships over the remaining term of the Company, and the nature of the Company's investment objective and policies, the Investment Adviser does not believe that the Company's strategy of retaining the Partnership Interests in the expectation of the portfolio of companies owned by the Partnerships either going public or being acquired is likely to produce favorable results for the foreseeable future. The Investment Adviser also reported at the September 10, 2003 Board meeting that certain shareholders and their portfolio managers had expressed a desire to see the Company liquidate in order to take advantage of certain tax losses and reduce the administration associated with the investment.

   Since the Company is in a late stage with only a small amount of its investments remaining, even a favorable experience with its remaining Partnership Interests would not significantly affect its shareholders' final position. If for example, the Partnerships yielded total distributions to the Company, over an additional three years, in an amount of 150% of the value of the Partnerships as of September 30, 2003 while expenses continued to be incurred, a shareholder would ultimately receive total cash distributions over the life of the Company in the amount of approximately $993 per share, only $24 per share in excess of the amount likely to be received if the proposed transaction is approved. An unfavorable experience is considered by the Investment Adviser to be equally likely. In addition, the Investment Adviser believes it would take at least three years for all the investments of the Partnership to be realized. Accordingly, after considering a number of alternatives for the Company, the Investment Adviser has concluded that it is in the best interests of the Company and its shareholders to sell the Partnership Interests, constituting substantially all of the non-cash assets of the Company. The sale of assets and the subsequent proposed liquidation of the Company detailed in Proposal 2 below, will allow shareholders to receive their proportionate share of the sale proceeds and the cash or cash equivalents held by the Company, net of expenses, of approximately $70 per share at December 5, 2003, in the relatively near term. It will also allow shareholders to realize a substantial tax loss on their shares in the near term.

   In March of 2003, the Board of Directors instructed the Company's Investment Adviser to explore strategic alternatives for the Company as a result of reports from the Investment Adviser of the relatively limited prospects of the Company's relatively small, remaining investment portfolio interests. The Investment Adviser reported to the Board at meetings held on June 3, 2003 and September 10, 2003 concerning the steps being taken to determine the course of action it would recommend. Over a two month period, the Company's Investment Adviser identified a list of sixteen potential candidates that might be expected to have an interest in purchasing the Partnership Interests. Representatives of the Investment Adviser, on behalf of the Company, held a number of discussions with these candidates to assess the level of interest of such parties in purchasing the Partnership Interests. Twelve of the potential buyers received detailed information about the proposed transaction, and seven of those expressed preliminary interest, four of which indicated interest only at discounts in excess of 50%.

   In September, 2003, after further discussions with such potential purchasers, the Company received two offers, including the best offer from Landmark. The Company and Landmark signed a letter of intent, subject to the Company's Board and shareholder approval, on September 18, 2003. The purchase price of the Partnership Interests represents approximately a 37% discount from the aggregate valuation of the Partnership Interests owned by the Company, as reported by the Partnerships as of September 30, 2003, and would, with the approximately $2 million of cash and cash equivalents available for distribution, result in a final distribution to shareholders representing an approximate discount of 14% from the total Company asset value calculated on the basis of those same reported valuations. Landmark has since completed legal and financial due diligence concerning the proposed asset purchase.

   On October 21, 2003 the Board of Directors held a special meeting and reviewed and analyzed the strategic, financial and legal considerations concerning the sale of the Partnership Interests constituting substantially all of the assets of the Company, the available alternatives to the proposed transaction with Landmark, and the Board's fiduciary duties in connection with approving the transaction with Landmark. Following a detailed discussion, the Board of Directors approved the sale of the Partnership

Interests, constituting substantially all of the Company's non-cash assets, to Landmark and determined that the sale to Landmark, the Purchase Agreement and the transactions contemplated by the Purchase Agreement, are fair to the Company and its shareholders. The Board resolved to recommend that the shareholders approve the sale of assets and the Purchase Agreement and authorized the Purchase Agreement to be signed. On October 22, 2003 the Purchase Agreement was signed, subject to approval of the shareholders of the Company.

Board's Considerations

   In evaluating the proposed sale of assets of the Company, the Board of Directors considered the Investment Adviser's mid and long-term outlook for any growth of the Partnerships, the nature of the Company, and alternatives to the sale and concluded that it is in the best interests of the Company and its shareholders to sell the Partnership Interests constituting substantially all of the non-cash assets of the Company.

   After discussing the history and current status of the Company and alternative courses of action, on October 21, 2003 the Board of Directors unanimously adopted a resolution that declares that the sale of the Partnership Interests, constituting substantially all of the non-cash assets of the Company, is advisable and in the best interests of shareholders and, subject to the approval of the Purchase Agreement by the shareholders, authorized the sale of substantially all of the non-cash assets of the Company. The Board of Directors, including all of the Independent Directors, approved the Purchase Agreement and directed that the Purchase Agreement be submitted for consideration by the Company's shareholders.

   In reaching its decision, the Board consulted with the Company's Investment Adviser and considered a number of factors, including historical information concerning the portfolio composition, financial condition, performance, and prospects of the Partnerships. In view of the complexity and wide variety of information and factors considered by the Board, the Board did not find it practical to quantify, rate or otherwise assign any relative or specific weights to the factors it considered. In addition, the Board did not reach any specific conclusion with respect to each of the factors it considered, or any aspect of any particular factor. Instead, the Board conducted an overall analysis of the factors it considered. In considering these factors, individual members of the Board may have given differing weight to different factors. The Board considered all these factors as a whole and concluded that these factors supported its decision.

   In particular, the Board of Directors considered the following factors, which it viewed as supporting its decision to approve the asset sale:

    . the Board's assessment of, among other things: (i) the Company's overall performance to date; (ii) the prospects for achieving growth over the remaining term of the Company; (iii) the strategic alternatives available; (iv) the judgment of the Investment Adviser, based on the process undertaken to pursue strategic alternatives, that it was unlikely that any other party would make a proposal more favorable to the Company and its shareholders; and (v) the recommendation of the asset sale by the Investment Adviser;

    . the history and progress of the Company's discussions with other parties, including the history of interests expressed by, and offers received from, other potential purchasers, and the view of the Board that further discussions with other potential purchasers were unlikely to result in a transaction that would be more favorable to the Company and its shareholders; and

    . the negotiations between the Company and Landmark and the belief of the Board that the sale price was the highest price that could be negotiated with Landmark and the best transaction reasonably available to the Company and its shareholders.

   The Board also considered the following uncertainties and other risk factors in its deliberations concerning the transaction but concluded that they were outweighed by the potential benefits of the asset sale:

    . the inability to precisely determine whether the amount available for distribution to shareholders as a result of the Asset Sale and the cash or cash equivalents already held by the Company, would exceed any amount available for distribution to shareholders at the end of the Company's term should it not sell substantially all of its assets;

    .  the possibility that the asset sale may not be consummated;

    . the possibility that the parties may not be able to obtain all of the consents and approvals necessary to consummate the asset sale; and

    . the fact that Landmark has the right to terminate the Purchase Agreement under certain circumstances.

    . the interest of the Investment Adviser in terminating its obligations to bear certain expenses of the Company, which expenses are estimated at approximately $165,000 for the Company's fiscal year ending October 31, 2004.

   After carefully evaluating each of these factors, both positive and negative, the Board of Directors determined that the Purchase Agreement and the asset sale are in the best interests of the Company and its shareholders.

   Approval of the asset sale is not contingent upon shareholder approval of the Company's liquidation and dissolution.

Required Vote

   Under Maryland law and pursuant to the Company's Articles of Incorporation, the affirmative vote of the holders of two-thirds of the outstanding shares of the Company entitled to vote thereon is needed to approve the Purchase Agreement and the sale of substantially all of the assets of the Company. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Company will constitute a quorum. For purposes of the vote on the sale of assets and the Purchase Agreement, abstentions and broker non-votes will have the same effect as a vote against the sale of assets and the Purchase Agreement, but will be counted toward the presence of a quorum. Unless a contrary specification is made, the accompanying Proxy Card will be voted FOR approval of the sale of assets and the Purchase Agreement.

Appraisal Rights of Shareholders

   Under Maryland law, if you do not wish to approve the Asset Sale, you have the right to dissent from the Asset Sale and to have an appraisal of the fair value of your shares conducted by a Maryland court of competent jurisdiction. Shareholders electing to exercise dissenters' rights must strictly comply with the provisions of Sections 3-202 through 3-213 of the Maryland General Corporation Law (the "MGCL") to perfect their rights. Sections 3-202 through 3-213 of the MGCL are attached to this Proxy Statement as APPENDIX B.

   The following is intended as a brief summary of the material provisions of the Maryland statutory procedures required to dissent from the Asset Sale and perfect a shareholder's appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Sections 3-203 through 3-213 of the MGCL.

   If you elect to demand appraisal of your shares, you must satisfy all of the following conditions:

    1. You must deliver to the Company a written objection to the Asset Sale before or at the Meeting. Voting against or failing to vote for the Asset Sale by itself does not constitute a demand for appraisal within the meaning of Section 3-203.

    2. You must not vote in favor of the Asset Sale. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the sale of assets, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written objections to the Asset Sale.

    3. You must make a written demand on the Company for payment of the fair value of your shares within 20 days after the effective date of the Asset Sale. Your written demand must state the number and class of shares that you own.

   If you fail to comply with any of these conditions, you will have no appraisal rights for your shares.

   All written objections to the Asset Sale and demands for appraisal should be addressed to the Douglas A. Lindgren, co-Chief Executive Officer and Chief Investment Officer, UST Private Equity Investors Fund, Inc., 225 High Ridge Road, Stamford, CT 06905. All demands for appraisal should be executed by, or on behalf of, the record holder of the shares. The demand must state the identity of the shareholder and the intention of the shareholder to demand appraisal of his or her shares.

   Once you have filed a written demand seeking the fair value of your shares, you may not withdraw the demand without the Company's consent. In addition, once demand is made, you cease to have any rights of a shareholder, including the right to receive dividends or distributions, if any, payable to the Company's shareholders of record on a record date after the date of the special meeting. Your right will only be restored if:

    .  the demand for payment is withdrawn;

    .  a petition for appraisal is not timely filed;

    .  a court determines that you are not entitled to the relief sought; or

    .  the Asset Sale is abandoned.

   After the receipt of a written demand, the Company may send you a written offer to pay what it considers to be the fair value for your common stock. If the Company does make an offer, a balance sheet and an income statement must accompany the offer.

   If within 50 days after the effective date of the Asset Sale, you and the Company do not reach an agreement on the value of your shares, either you or the Company may file a petition in any court of equity in Baltimore City, Maryland asking the court for a finding and determination of the fair value of your shares. You will be entitled to receive an amount determined by the court as the fair value of your shares as of the close of business on the day the vote was taken at the Meeting, together with interest on such amount up to the date of such judgment by the court. You must surrender your shares in order to receive this payment.

   If the Company abandons the Asset Sale, your right as a dissenting shareholder to be paid the fair value of your shares will cease.

   In view of the complexity of Sections 3-202 through 3-213, the shareholders who may wish to dissent from the Asset Sale and pursue appraisal rights should consult their legal advisors.

Summary of Purchase and Sale Agreement

   The following summarizes the material provisions of the Purchase Agreement. It does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Purchase Agreement, which is attached hereto as APPENDIX A. Shareholders are urged to read the Purchase Agreement in its entirety.

   Assets Purchased by, and Liabilities Assumed by, Landmark. Landmark will purchase substantially all of the non-cash assets of the Company. These assets include all of the Company's investment interests in the following portfolio companies:

   Allegra Capital Partners III, L.P.,
   Brentwood Associates Buyout Fund II, L.P.,
   Morgenthaler Venture Partners IV, L.P.,
   Sevin Rosen Fund V, L.P., and
   Vanguard V, L.P.

   Under the terms of the Purchase Agreement and referenced assignment and assumption agreements, Landmark will assume all liabilities and obligations relating to the Partnership Interests pursuant to the partnership agreements of each of the Partnerships. Other than those obligations and liabilities specifically assumed by it in the Purchase Agreement, Landmark will not assume any of the Company's liabilities or obligations. The Company's remaining obligations are expected to comprise solely of expenses in connection with the Asset Sale and, should Proposal 2 be approved, its liquidation and dissolution.

   Purchase Price. At the closing of the asset sale, Landmark will pay the Company $832,000 for the Partnership Interests by wire transfer, which amount shall be increased or decreased, as the case may be, by the aggregate amount of any capital contributions paid by the Company to the Partnerships between June 30, 2003, the effective date of the Purchase Agreement (the "Effective Date") and the closing date, and any distributions received by the Company from the Partnerships between the Effective Date and the closing date.

   The Closing of the Asset Sale. The closing of the Asset Sale is expected to occur upon the satisfaction or waiver of all of the conditions to each party's obligations under the Purchase Agreement, or on another date as the parties mutually agree, but not later than January 31, 2004 or, if any condition is not satisfied by such date, the party whose obligations are subject to the condition being satisfied may extend the closing date for up to thirty (30) days until March 1, 2004.

   Representations and Warranties. Section II of the Purchase Agreement contains various representations and warranties the Company makes to Landmark related to, among other things:

    .  corporate organization and similar corporate matters;

    . authorization to execute and perform, and the enforceability of, the Purchase Agreement;

    . the absence of any conflict caused by the execution and performance of the Purchase Agreement;

    .  title to the Partnership Interests;

    . the truth and accuracy of all stated capital contributions and distributions stated in the Purchase Agreement;

    .  certain conduct in connection with the Purchased Assets;

    . the validity, to the Company's knowledge, of the partnership agreements of the Partnerships;

    .  litigation;

    .  the absence of any brokers;

    .  material facts;

    .  third party consents and government approvals and filings;

   Section 3 of the Purchase Agreement contains representations and warranties made to the Company by Landmark related to, among other things:

    .  corporate organization and similar corporate matters;

    . authorization to execute and perform, and the enforceability of, the Purchase Agreement;

    .  purchase for own investment and status as an accredited investor;

    .  litigation;

    .  material facts;

    .  ERISA plan matters;

    . the absence of any conflict caused by the execution and performance of the Purchase Agreement; and

    .  the absence of any brokers.

   Conditions to Closing the Asset Sale. The parties' obligation to close the Asset Sale is subject to the satisfaction or waiver of specific conditions, including:

    .  all representations and warranties shall be true at the closing date;

    .  an absence of litigation;

    .  parties performed all their obligations under the Purchase Agreement;

    . parties to have complied with all obligations under the assignment and assumption agreements and the partnership agreements of the Partnerships.

    . all parties having executed and delivered to the other parties the Purchase Agreement and all ancillary agreements required by the Purchase Agreement, including the approval by each of the Partnerships of the transfer of the Partnership Interests from the Company to Landmark and the admission of Landmark as substitute limited partners of each of the Partnerships;

    . the Company's shareholders having approved the Purchase Agreement and Asset Sale; and

    .  certain opinions received from the parties' counsel.

   Landmark's obligation to close the Asset Sale is also subject to the satisfaction or the waiver of specific conditions, including the receipt of an ERISA Plan asset certification from each of the Partnerships.

   Indemnification and Survival of Representations and Warranties. Under
Section VI of the Purchase Agreement, the representations and warranties of the parties may survive for one year from the closing, except that the Company's representations as to title to the Partnership Interests shall survive indefinitely. Under Section VI, the Company has agreed to indemnify Landmark and its employees, partners and agents against all losses and expenses incurred in connection with:

    . any breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in the Purchase Agreement or any related agreements or documents;

    . the ownership of the Partnership Interests by the Company prior to the closing date; and

    . any obligation to return distributions received by the Company prior to the closing of the Asset Sale.

   Landmark has agreed to indemnify the Company, its directors, employees and agents against all losses and expenses incurred in connection with:

    . any breach or inaccuracy of any representation, warranty, covenant or agreement made by Landmark in the Purchase Agreement or any related agreements or documents;

    . the ownership of the Partnership Interests by Landmark after the closing date; and

    . any failure by Landmark to perform any of its assumed obligations under the partnership agreements of the Partnerships.

   No claim for indemnification may, however, be made by either the Company or Landmark unless notice of such claim has been given by the indemnitee to the indemnitor prior to the date when the

Company notifies Landmark that it has made a final liquidating distribution of its assets to its shareholders.

   Covenants. Pursuant to Section VII of the Purchase Agreement, the Company has agreed to take or refrain from taking specific actions prior to the closing of the Asset Sale without the prior consent of Landmark or as otherwise provided in the Purchase Agreement, including that the Company will:

    . provide Landmark with prompt notice regarding certain received distributions from the Partnerships and to hold such for the account of Landmark;

    . provide Landmark with notice of any notice received that would affect the Asset Sale;

    . conduct its business with regards to the Partnership Interests in the usual manner and in accordance with applicable laws;

    . not dispose, liquidate, mortgage or sell, or create or permit to exist any lien on, any of the Partnership Interests;

    . not consent to amend or modify any of the partnership agreements of the Partnerships;

    . not make any voluntary capital contributions or fail to make any required capital contributions to any of the Partnerships;

    . not cause Landmark to incur a penalty or other specified consequence under any of the partnership agreements of the Partnerships;

    . not solicit any other inquiry or proposal relating to the Partnership Interests and not disclose the terms of the asset transactions to any other party, except under limited circumstances;

    . diligently seek to obtain all consents required to transfer the Partnership Interests to Landmark; and

    . obtain a certification from each of the Partnerships concerning certain financial information contained in the Purchase Agreement;

   Pursuant to Section VII of the Purchase Agreement, Landmark has agreed to take or refrain from taking specific actions prior to the closing of the Asset Sale without the prior consent of the Company or as otherwise provided in the Purchase Agreement, including that Landmark will:

    . Obtain all ERISA Plan Asset Certificates required under the Purchase Agreement; and

    . provide prompt notice to the Company of any matter which would cause any material change with respect to any representations or warranties made by Landmark under the Purchase Agreement.

   Termination of the Purchase Agreement. The Purchase Agreement may be terminated at any time at or prior to the closing of the Asset Sale:

    .  by mutual written consent;

    . by either party, if the Asset Sale has not closed by January 31, 2004 (or March 1, 2004, if any condition is not satisfied by January 31, 2004 and the party whose obligations are subject to the condition being satisfied choose to extend the closing date for up to thirty (30) days.); or

    . by either party, if the other party breaches any of its covenants in a material way, and it has not adequately cured the breach within 30 days of receiving notice of the breach from the non-breaching party.

   Expenses. The Company and Landmark are required to pay their own legal, accounting, out-of-pocket and other expenses incurred in connection with the purchase agreement, except that if the closing does not take place because the Company is unable to obtain its shareholders' consent, the Company shall reimburse Landmark for its costs and expenses. The Company shall bear any costs, fees and expenses payable to the Partnerships in connection with the assignments of the Partnership Interests.

Ongoing Operations/Use of Proceeds

   Subject to the approval of the shareholders, the Company plans to liquidate and dissolve the Company and to distribute the proceeds of the Asset Sale purchase to the shareholders (see Proposal 2 below).

Accounting Treatment of the Asset Sale

   The Asset Sale will be accounted for as a sale of the Company's Partnership Interests.

Federal Income Tax Considerations

   The Asset Sale will be treated as a sale for tax purposes which will result in gain or loss depending upon the Company's tax basis in each asset and the proceeds allocated thereto. From the perspective of shareholders, the subsequent liquidation will be treated for U.S. tax purposes as a sale of shares in the Company, and it is anticipated that shareholders will incur a loss for such purposes of approximately $600 per share (See Proposal 2:
Adoption of Plan to Liquidate and Dissolve the Company--Federal Income Tax Considerations). The Company encourages its shareholders to contact their own tax advisors.

Interests of the Directors and Executive Officers in Asset Sale

   Two executive officers and three directors own shares of common stock. They will receive the same per share distribution, if any, as any other shareholder. (See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.")

            The Company's Board of Directors Unanimously Recommends that Shareholders Vote "FOR" Proposal 1 to sell substantially all of the assets of the Company and to enter into the Purchase and Sale Agreement

      PROPOSAL 2:  ADOPTION OF PLAN TO LIQUIDATE AND DISSOLVE THE COMPANY

Background

   The Company is a closed-end management investment company which has elected to be created as a business development company under the 1940 Act. The Company's investment objective is to achieve long-term capital appreciation by investing in private later-stage venture capital and private middle-market companies and in certain venture capital, buyout and private equity funds that the Investment Adviser believes offer significant long-term capital appreciation.

   The Board of Directors, including all the Independent Directors, has approved the Plan, under which the Company would be liquidated, and its assets distributed on a pro rata basis after payment of all of the Company's expense to shareholders, as soon as possible following shareholder approval of the proposed liquidation. Liquidation of the Company will allow shareholders to receive their proportionate share of the proceeds of the Asset Sale and its cash remaining after providing for its liabilities.

   The Board of Directors believes that liquidating the Company's assets and terminating its existence would be in the shareholders' best interests because of the reasons set forth in Proposal 1 above and because, should Proposal 1 be approved and adopted by the shareholders, the Company will sign the Purchase Agreement to sell substantially all of its assets. A copy of the proposed Plan is attached to this Proxy Statement as APPENDIX C.

Board's Considerations

   In evaluating the proposed liquidation and dissolution of the Company, the Board of Directors considered the Investment Adviser's mid and long-term outlook for the Company's portfolio interests, the nature of the Company and alternatives to the liquidation and concluded that it is in the best interests of the Company and Company shareholders to liquidate the Company.

   After discussing the history and current status of the Company and alternative courses of action, together with the factors set forth in Proposal 1 above, on November 13, 2003 the Board of Directors unanimously adopted a resolution that declares that the dissolution of the Company is advisable and in the best interests of shareholders and, subject to the approval of the Plan by shareholders, authorized the orderly liquidation and dissolution of the Company. The Board of Directors, including all of the Independent Directors, adopted the Plan and directed that the Plan be submitted for consideration by the Company's shareholders.

   If (a) the Plan is approved by the requisite shareholder vote and (b) the Company's Board determines, in its sole discretion, that the Company has sufficient liquid assets to meet its existing and anticipated liabilities, the Company's assets will be liquidated in accordance with law and on such terms and conditions as are determined to be reasonable and in the best interests of the Company and its shareholders in light of the circumstances in which they are sold, and the Company will file Articles of Dissolution with the State of Maryland. Shareholders will receive their proportionate cash interest of the net distributable assets, if any, of the Company upon liquidation.

   Approval of the liquidation and dissolution is contingent upon shareholder approval of the sale of substantially all of the Company's assets.

Required Vote

   Under Maryland law and pursuant to the Company's Articles of Incorporation, the affirmative vote of the holders of two-thirds of the outstanding shares of the Company entitled to vote thereon is needed to approve the liquidation and dissolution of the Company. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Company will constitute a quorum. For purposes of the vote on the Plan, abstentions and broker non-votes will have the same effect as a vote against the Plan, but will be counted toward the presence of a quorum. Unless a contrary specification is made, the accompanying Proxy Card will be voted FOR approval of the Plan.

   Notwithstanding the approval of the Plan by shareholders, the Board of Directors, in its sole discretion, must determine that the Company has sufficient liquid assets to meet its existing and anticipated liabilities prior to the liquidation of the Company's assets. While it is expected that the Company will be able to identify all of its liabilities shortly after the Company's shareholders approve the Plan, should any unanticipated liabilities arise, the Company is currently unable to estimate with precision the costs of resolving such liabilities and exactly when such liabilities would be resolved. Consequently, the amounts set forth under "Distribution Amounts" below are for illustrative purposes only. If any such liabilities should arise, the Company will not liquidate until the Board of Directors determines, in its sole discretion, that the Company has sufficient liquid assets to meet such liabilities.

Summary of Plan of Liquidation and Dissolution

   The following summarizes the material provisions of the Plan. It does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, which is attached hereto as APPENDIX C. Shareholders are urged to read the Plan in its entirety.

   Effective Date of the Plan and Cessation of the Company's Activities. The Plan will become effective only upon its adoption and approval by the shareholders of the Company (the "Effective Date"). Following the Effective Date, the Company (i) will cease to invest its assets in accordance with its investment objective and will, as soon as reasonable and practicable after the Effective Date, complete the Asset Sale in accordance with Proposal 2, (ii) will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and (iii) will dissolve in accordance with the Plan and will file Articles of Dissolution with the State of Maryland (see the Plan, Sections 1-2, 5 and 12).

   Closing of Books and Restriction on Transfer of Shares. The proportionate interests of shareholders in the assets of the Company will be fixed on the basis of their holdings on the Effective Date. On such date, the books of the Company will be closed. Thereafter, unless the books of the Company are reopened because the Plan cannot be carried into effect under the law of the State of Maryland or otherwise, the shareholders' respective interests in the Company's assets will not be transferable by the negotiation of share certificates.

   Liquidation Distributions. The distribution of the Company's assets will be made in up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Company. The first distribution of the Company's assets (the "First Distribution") is expected to consist of cash representing substantially all of the assets of the Company, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Company on the Company's books on the First Distribution date, and (b) liabilities not on the books of the Company on the First Distribution date that the Board of Directors reasonably deems to exist against the assets of the Company. If all remaining liabilities can be reasonably determined there will be only one final distribution. A second distribution (the "Second Distribution"), if necessary, will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Company under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Company. It is presently anticipated that there will only be one distribution, with a notice to shareholders, within 15 days after the closing of the Asset Sale. In the unlikely event that a Second Distribution is required it will occur no earlier than three years from the date of the original distribution and notice to shareholders.

   All shareholders will receive information concerning the sources of the liquidating distribution (see the Plan, Section 7). Shareholders who hold shares on account will not be required to take any action to receive liquidated proceeds. Shareholders holding share certificates should consider arranging with the Company's transfer agent the return of their certificates in advance of any liquidating distributions in order to facilitate payments to them. The transfer agent's name and address is PFPC Inc., which is located at 760 Moore Road, King of Prussia, PA 19406. The transfer agent can be reached at (610) 382-7996. All monies not paid to shareholders due to non-surrender of share certificates will eventually be escheated to the State of Maryland 60 days after any final distribution. Shareholders may return their share certificates up until the date that monies are escheated to the State of Maryland.

   Expenses of Liquidation and Dissolution. Subject to any expense reimbursement arrangements in effect with its investment adviser, the Company shall bear all of the expenses incurred by it in carrying out this Plan. (see the Plan, Section 8).

   Continued Operation of the Company. The Plan provides that the Board of Directors has the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without shareholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Company and its shareholders, as may be necessary or appropriate to effect the marshalling of Company assets and the dissolution, complete liquidation and termination of existence of the Company, and the distribution of its net assets to shareholders in accordance with the law of the State of Maryland and the purposes to be accomplished by the Plan. In addition, the Board of Directors may abandon the Plan, without shareholder approval, prior to the filing of Articles of Dissolution with the Maryland State Department of Assessments and Taxation if the Board of Directors determines that such abandonment would be advisable and in the best interests of the Company and its shareholders (see the Plan, Sections 9 and 10). However, it is the Board of Directors' current intention to liquidate and dissolve the Company as soon as practicable.

   If both the Asset Sale detailed in Proposal 1 and the liquidation and dissolution of the Company are not approved by the shareholders, the Company will continue to operate as a business development company under the 1940 Act in accordance with its investment mandate. If the Asset Sale is approved by the shareholders, but the Liquidation and dissolution is not, then the Company would continue in existence but hold its assets in the form of cash or cash equivalents pending its ultimate liquidation in 2005 under the terms of its Certificate of Incorporation.

   Impact of the Plan on the Company's Status under the 1940 Act. On the Effective Date, the Company will cease doing business as a business development company and, as soon as practicable, will apply for deregistration under the 1940 Act. It is expected that the SEC, after the liquidation and distribution of the Company's assets, will issue an order approving the deregistration of the Company if the Company is no longer doing business as a business development company. Accordingly, the Plan provides for the eventual cessation of the Company's activities as a business development company and its deregistration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action (see the Plan, Sections 1, 2, 9 and 11).

   Until the Company's deregistration under the 1940 Act becomes effective, the Company, as a business development company, will continue to be subject to and will comply with the 1940 Act.

   Appraisal Rights. Shareholders will not be entitled to appraisal rights under Maryland law in connection with the Plan (see the Plan, Section 14). However, shareholders are entitled to appraisal rights in connection with the Asset Sale. (See "Proposal 1: The Asset Sale and Purchase and Sale Agreement--Appraisal Rights of Shareholders" on page 8.)

Distribution Amounts

   The proceeds of the sale of the Asset Sale, together with the cash held by the Company are estimated at $2.8 million, or $70 per share. The amounts to be distributed to shareholders of the Company upon liquidation will be reduced by any remaining expenses of the Company, the expenses of the Company in connection with the liquidation and Asset Sale, as well as any costs incurred in resolving any claims that may arise against the Company. Since the fees and expenses of the Company are subject to fee waiver and expense reimbursement arrangements with its Investment Adviser, it is not anticipated that the Company will actually pay all of the expenses associated with the liquidation. Any expenses incurred outside of the scope of these arrangements will be funded from the cash assets of the Company and will reduce the amount available for distribution to shareholders. Upon distribution, the Company will provide shareholders with information on how the distribution amount was calculated, including a breakdown of any categories of major expenses.

Federal Income Tax Consequences

   From the perspective of shareholders, the liquidation will be treated for U.S. tax purposes as a sale of shares in the Company. It is anticipated that shareholders will incur a loss for such purposes of approximately $600 per share. A shareholder that is subject to federal income taxation will recognize gain or loss measured by the difference between the liquidation distributions received and the shareholder's basis in Company shares. The net amount of capital gain, if any, recognized by an individual shareholder in respect of shares held for more than one year generally will be subject to taxation at a reduced rate. If the shareholder has capital losses derived from the deemed sale of its shares, or from other transactions, those losses must be applied to reduce capital gains, and to that extent may reduce amounts otherwise eligible for taxation at a reduced rate. Capital losses generally may not be applied to reduce ordinary income, subject to a limited exception applicable to individual shareholders. The Company encourages its shareholders to contact their own tax advisors.

Procedure for Dissolution under Maryland Law

   After the Effective Date, pursuant to the MGCL and the Company's Articles of Incorporation and Bylaws, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the Maryland State Department of Assessments and Taxation, and will become effective in accordance with such law. Upon the effective date of such Articles of Dissolution, the Company will be legally dissolved, but thereafter the Company will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Company was organized. The Board of Directors will be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Board of Directors will be vested in their capacity as trustees with full title to all the assets of the Company (see the Plan, Sections 2 and 12).

Interests of the Directors and Executive Officers in the Liquidation and Dissolution

   Two executive officers and three directors own shares of common stock. They will receive the same per share distribution, if any, as any other shareholder. (See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT")

         The Company's Board of Directors Unanimously Recommends that Shareholders Vote "FOR" Proposal 2 to Liquidate and Dissolve the Company

                              VOTING INFORMATION

   Record Date. Only shareholders of record at the close of business on November 17, 2003 will be entitled to vote at the Meeting. On that date, the number of outstanding shares of the Company was 40,463. All shares of the Company will vote in the aggregate.

   You should send your proxy in by one of the following methods.

    1. Complete, sign and return the enclosed Proxy Card promptly in the postage-paid envelope.

    2. Call 1-800-690-6903. Enter the 12-digit control number on the enclosed Proxy Card and follow the telephone instructions.

    3. Use the Internet at www.proxyvote.com. Enter the 12-digit control number on the enclosed Proxy Card and follow the instructions on the website.

   In accordance with Section 2-507 of the MGCL, shareholders may authorize the persons named as proxies to vote their shares by telephone, telegram or other electronic means, including the Internet.

   Quorum. A quorum is constituted with respect to the Company by the presence in person or by proxy of the holders of more than 50% of the outstanding shares entitled to vote. For purposes of determining the presence of a quorum, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power), will be treated as shares that are present at the Meeting but that have not been voted. Because they are not considered to be votes cast, abstentions and broker "non-votes" will have no effect on the election of directors.

   In the event that a quorum is not present at the Meeting (or at any adjournment thereof) or in the event that a quorum is present at the Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies, or their substitutes, may propose and vote for one or more adjournments of the Meeting to permit the further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares that are represented at the Meeting in person or by proxy. If a quorum is not present, all proxies will be voted in favor of adjournment. However, if a quorum is present at the Meeting but it appears that one or more proposals may not receive shareholder approval, the persons named as proxies may propose an adjournment of the Meeting.

   For an adjournment to occur, sufficient votes to adjourn must be voted in favor of adjournment. The persons named as proxies will vote the following shares in favor of adjournment:

    . all shares for which they are entitled to vote in favor of (i.e., "FOR") any of the proposals that will be considered at the adjourned meeting; and

    .  abstentions.

   The persons named as proxies will vote the following shares against adjournment:

    . all shares for which they must vote "AGAINST" all proposals that will be considered at an adjourned meeting.

   A shareholder vote may be taken with respect to the Company on any (but not all) of the proposals prior to any such adjournment as to which sufficient votes have been received for approval.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   As of November 17, 2003, certain beneficial owners, the directors, the executive officers and the directors and executive officers as a group held of record the following shares. Except as set forth below, to the Company's knowledge and based solely on a review of Forms 13D and 13G filed with the Securities and Exchange Commission (or the lack of such filings, as the case may be), no other person beneficially owned more than 5% of the Company's shares.

                                                           Amount and Nature
                                                             of Beneficial
Title of Class   Name and Address of Beneficial Owner(1)     Ownership(#)     Percent of Class(%)
-------------- ------------------------------------------- -----------------  -------------------
Common Shares  United States Trust Company of New York       31,434 shares(2)        77.69
               John C. Hover II                                  15 shares             *
               Gene M. Bernstein                                200 shares(3)          *
               Stephen V. Murphy                                 50 shares             *
               David I. Fann(4)                                  21 shares             *
               Douglas A. Lindgren(5)                            25 shares             *
               Directors and executive officers as a group      311 shares             *
               (11 persons)

-------------
 * Less than one percent.
(1)The address for all, except David I. Fann and Douglas A. Lindgren, is c/o United States Trust Company of New York, 114 West 47th Street, New York, NY 10036-1532.
(2)United States Trust Company of New York has sole or shared voting and/or investment power over all of such shares which are beneficially owned by its clients. United States Trust Company of New York disclaims beneficial ownership of all such shares.
(3)Includes 60 shares beneficially owned by Mr. Bernstein's wife for which Mr. Bernstein disclaims beneficial ownership.
(4)The address for David I. Fann is c/o U.S. Trust Company, N.A., 5 Palo Alto Square, 9th Floor, 3000 Camino Real, Palo Alto, CA 94306.
(5)The address for Douglas A. Lindgren is c/o U.S. Trust Company, N.A, 225 High Ridge Road, Stamford, CT 06905.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Under the federal securities laws, the Company's directors and executive officers and any persons holding more than 10% of the Company's outstanding shares are required to report their ownership of the Company's shares and any changes in ownership of the Company's shares to the Company and the Securities and Exchange Commission. To the best of the Company's knowledge, these filings have all been satisfied by the Company's directors and executive officers.

                                 OTHER MATTERS

   Unless the Company is dissolved beforehand pursuant to Proposal 2, shareholder proposals intended for inclusion in the Company's proxy statement in connection with the Company's 2004 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), must have been received by the Company at the Company's principal executive offices by October 14, 2003. In order for proposals made outside of Rule 14a-8 under the Securities Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Securities Exchange Act, such proposals must be received by the Company at the Company's principal executive offices not later than December 31, 2003. Any shareholder who wishes to submit a proposal for consideration at a meeting of shareholders should send such proposal to the Company at: c/o U.S. Trust Company, N.A., 225 High Ridge Road, Stamford, CT 06905, Attention: Cynthia Englert, Secretary.

   No business other than the matters described above is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy Card will vote thereon according to their best judgment in the interests of the Company.

   Only one proxy statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders can notify the Company that they would like to receive a separate copy of the proxy statement by submitting a request in writing to the Company at: c/o U.S. Trust Company, N.A., 225 High Ridge Road, Stamford, CT 06905, Attention: Cynthia Englert, Secretary, or via telephone at (203) 352-4400. Shareholders sharing an address and receiving multiple copies of proxy statements may request to receive a single copy by contacting the Company as set forth above.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement.

   We incorporate by reference the following filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

      our Annual Report on Form 10-K for the fiscal year ended October 31, 2002;

      our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2003;

      our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2003;

      our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2003; and

      our Definitive Proxy Statement filed with the Commission on February 12, 2003.

   Shareholders may receive a copy of the any of these filings, without charge by submitting a request in writing to the Company at: c/o U.S. Trust Company, N.A., 225 High Ridge Road, Stamford, CT 06905, Attention: Cynthia Englert, Secretary, or via telephone at (203) 352-4400.

                            ADDITIONAL INFORMATION

   Business Overview. The Company is a non-diversified, closed-end management investment company operating as a business development company under the Investment Company Act of 1940, as amended. The Company's investment objective is to achieve long-term capital appreciation by investing in private later-stage venture capital and private middle-market companies and in certain venture capital, buyout and private equity funds that the Investment Adviser believes offer significant long-term capital appreciation. The Company's portfolio now consists of only the six Partnership Interests, which are also monitoring and developing exit strategies for their investments. During fiscal 2002, the Company distributed a total of $110.64 per share to investors, bringing the total amount distributed to investors to date up to 90% of their original investment.

   Investment Adviser. United States Trust Company of New York, which has its principal offices at 114 West 47th Street, New York, New York 10036-1532, is a New York state chartered bank and trust company and a member bank of the Federal Reserve System. U.S. Trust Company, N.A., which has its principal offices at 225 High Ridge Road, Stamford, CT 06905, is a national bank organized under the laws of the United States. United States Trust Company of New York, acting through its registered investment advisory division, U.S. Trust--New York Asset Management Division, and U.S. Trust Company, N.A., acting through its registered investment advisory division, U.S. Trust Company, N.A. Asset Management Division, serve as co-investment advisers to the Company under an investment advisory agreement with the Company, and each is a wholly-owned subsidiary of U.S. Trust Corporation, a registered bank holding company, which has its principal offices at 114 West 47th Street, New York, New York 10036-1532, and which is, in turn, a wholly-owned subsidiary of The Charles Schwab Corporation, which has its principal offices at 120 Kearney Street, San Francisco, California 94108. All officers of the Company are employees and/or officers of the Investment Adviser. The Investment Adviser is responsible for performing the management and administrative services necessary for the operation of the Company.

   Administrator. As of December 10, 2003, PFPC Inc., which is located at 103 Bellevue Parkway, Wilmington, DE 19809, is the administrator for the Company.

   Other. The Company does not currently employ a principal underwriter.

                                                                     APPENDIX A

                          PURCHASE AND SALE AGREEMENT
                                 (AS AMENDED)

      LANDMARK EQUITY PARTNERS X, L.P. and LANDMARK IAM PARTNERSHIP, L.P.
                              (as the Purchasers)

                                      and

            UST PRIVATE EQUITY INVESTORS FUND, INC. (as the Seller)

--------------------------------------------------------------------------------

                       PURCHASE AND SALE OF INTERESTS IN

                      Allegra Capital Partners III, L.P.,
                  Brentwood Associates Buyout Fund II, L.P.,
                    Morgenthaler Venture Partners IV, L.P.,
                         Sevin Rosen Fund V, L.P., and
                               Vanguard V, L.P.

Dated as of October 22, 2003

   This Purchase and Sale Agreement (the "Agreement"), dated as of October 22, 2003, is between LANDMARK EQUITY PARTNERS X, L.P., a Delaware limited partnership ("LEP X"); and LANDMARK IAM PARTNERSHIP, L.P., a Delaware limited partnership ("Landmark IAM," and together with LEP X referred to individually, as a "Purchaser," and collectively, as the "Purchasers" in this Agreement), and UST Private Equity Investors Fund, Inc., a Maryland corporation (the "Seller").

                                  BACKGROUND

   The Seller owns and desires to sell to the Purchasers the limited partnership interests held by the Seller (referred to individually as an "Interest," and collectively as the "Interests" in this Agreement) in the partnerships listed at Exhibit A (referred to individually as a "Partnership", and collectively as the "Partnerships" in this Agreement).

   The Purchasers desire to acquire the Interests, on the terms and conditions set forth in this Agreement.

   THEREFORE, the parties agree as follows:

                                   SECTION I

                        PURCHASE AND SALE OF SECURITIES

   1.01 Sale of the Interests. On the Closing Date (as defined below), the Seller agrees to sell, assign, transfer and deliver to the Purchasers the Interests, and the Purchasers agree to purchase the Interests from the Seller, and to assume the Seller's obligations under the Partnership Documents (as defined below), pursuant to this Agreement, and (a) an Assignment and Assumption Agreement with respect to each Interest in the form attached as Exhibit B, or in such other form as is approved by the applicable Partnership, and (b) such other instruments as are reasonably required by the Purchasers or the Partnerships in order to effect the transfer of the Interests (each of such assignment agreements and instruments being referred to herein as an "Assignment Document"). The Interests shall be sold by the Seller free and clear of all liens, charges, encumbrances or other restrictions of any kind or character, other than restrictions set forth in each Partnership Document (as defined below) and other than restrictions under federal and state securities laws. 82.6776% of each Interest shall be purchased by LEP X, and 17.3224% of each Interest shall be purchased by Landmark IAM.

   1.02 Purchase Price.

      (a) In full consideration of the sale by the Seller of the Interests, the Purchasers shall pay to the Seller on the Closing Date the aggregate purchase price of Eight Hundred Thirty-Two Thousand Dollars ($832,000) (the "Purchase Price"), subject to adjustment as provided in Subparagraph (b) below. The Purchase Price shall be paid on the Closing Date by the wire transfer by the Purchasers of immediately available funds to an account or accounts designated by the Seller. Of the initial Purchase Price, $687,878 shall be paid by LEP X, and $144,122 shall be paid by Landmark IAM.

      (b) The Purchase Price shall be increased by an amount equal to all additional capital contributions to the Partnerships which have been paid by the Seller from June 30, 2003 (the

   "Effective Date") to the Closing Date, and shall be reduced by an amount equal to the sum of (i) the aggregate amount of all distributions of cash and cash equivalents received by the Seller from the Partnerships from the Effective Date up to and including the Closing Date, (ii) the aggregate amount of any capital contributions, if any, due to the Partnerships prior to the Effective Date which remain unpaid as of the Closing Date, and (iii) except as otherwise provided in Subparagraph (c) below, the proceeds received by the Seller, net of brokers' commissions, from the sale of any in-kind distributions of securities received by the Seller from the Partnerships (a "Selected Distribution") from the Effective Date to the Closing Date.

      (c) At the Purchasers' option, exercisable within five (5) days after the Seller notifies the Purchasers of the receipt (or pending receipt) of any Selected Distribution received by the Seller from a Partnership from the Effective Date to the Closing Date, the Purchasers may direct the Seller to hold the Selected Distribution and to transfer it in kind to the Purchasers at the Closing. Any such transfer shall be in lieu of a purchase price reduction pursuant to Subparagraph (b)(iii) above. If the Purchasers do not direct the Seller to hold and transfer the Selected Distribution, then the Seller shall sell the Selected Distribution before the Closing, and the proceeds of the sale shall be deducted from the Purchase Price as described in Subparagraph (b) above. In the event that, due to restrictions on sale, any Selected Distribution cannot be sold before the Closing, it shall be treated as if the option provided for in the first sentence of this subparagraph (c) had been exercised.

   1.03 Closing.

      (a) The closing of the purchase and sale of the Interests (the "Closing") will take place by exchange of executed closing documents by telecopier, to be immediately followed by exchange of original executed closing documents, on a date mutually agreeable to the Seller and the Purchasers after which all conditions set forth in Section IV and in Section V have been duly satisfied with respect to the Interests or waived, but not later than January 31, 2004 (the "Closing Date"); provided, however, if any condition in Section IV or V of this Agreement is not satisfied in any respect (or is not duly waived) with respect to any of the Interests prior to January 31, 2004, the party whose obligations are subject to the condition being satisfied may extend the Closing Date for up to thirty (30) days, during which extension the other party shall use its or their best efforts to cause all such conditions to be satisfied in all respects.

      (b) The parties anticipate that one or more of the Partnerships may require that the effective date of the transfer of the Interest relating to such Partnership may be a date other than the Closing Date. In the event that the effective date for the transfer of an Interest is a date subsequent to the Closing Date, the parties shall enter into an agreement substantially in the form attached at Exhibit F regarding the exercise of limited partnership rights with respect to such Interest during the period between the Closing Date and the effective date.

                                  SECTION II

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

   In order to induce the Purchasers to purchase the Interests, the Seller represents and warrants to the Purchasers as follows:

   2.01 Qualification, Power and Authority. The Seller is a corporation duly organized and validly existing under the laws of Maryland, and has full corporate power and authority to own the Interests and to enter into and perform its obligations under this Agreement and the Assignment Documents.

   2.02 Authorization, Approvals. The execution and delivery by the Seller of this Agreement and the Assignment Documents, and the consummation by the Seller of the transactions contemplated by this Agreement and the Assignment Documents, have been duly authorized by all necessary corporate action on the part of the Seller, other than the approval of the Seller's shareholders of this Agreement and the transactions contemplated hereby (the "Shareholder Consent"), which will be obtained prior to the Closing. All consents or approvals of, registrations or filings with, or lapses or waivers by any court or governmental agency or instrumentality, or any third party (including without limitation the lapse or waiver of any rights of first refusal applicable to the transfers of the Interests) which are required in order to consummate the transactions contemplated by this Agreement (the "Approvals") are set forth on Exhibit C. All of the Approvals have been obtained or will be obtained on or before the Closing Date.

   2.03 No Conflict with Other Instruments. Neither the execution and delivery by the Seller of this Agreement and the Assignment Documents, the consummation by the Seller of the transactions contemplated by this Agreement and the Assignment Documents, nor the compliance by the Seller with the terms and conditions of this Agreement and the Assignment Documents, will (i) violate any provision of the Seller's organization or charter documents; (ii) violate or conflict with or result in a breach of any applicable law, regulation, order, writ, injunction or decree of any court, arbitrator or governmental instrumentality, or (iii) violate or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or entitle any party to terminate any or all of the provisions of, or cause the acceleration of or entitle any party to accelerate the performance required by, or cause the acceleration of or entitle any party to accelerate the maturity of, any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon the Interests under, any contract, agreement, arrangement, commitment or restriction of any kind to which the Seller is a party or by which the Seller is bound.

   2.04 Validity and Binding Effect. This Agreement has been, and on the Closing Date the relevant Assignment Documents will have been, duly and validly executed and delivered by the Seller, and this Agreement constitutes, and on the Closing Date the relevant Assignment Documents will constitute, the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as the enforceability of this Agreement and the Assignment Documents may be limited by bankruptcy, insolvency, or other similar laws of general application affecting the enforceability of creditors' rights generally, or by general principles of equity. The Assignment Documents constitute all of the documents and instruments required in order to effect the transfer of the Interests to the Purchasers.

   2.05 Description of, and Title to Interests. The Interests are accurately described on Exhibit A, and, except as described on Exhibit A, represent all of the Seller's interests in the Partnerships. The Seller owns, and on the Closing Date will own, all right, title and interest (legal and beneficial) in and to the Interests, without restrictions, other than those restrictions set forth in Partnership Documents (as defined below), and other than restrictions under federal and state securities laws. Upon delivery of the Assignment Documents to the Purchasers, and payment to the Seller of the Purchase Price, the Purchasers will acquire such Interests free and clear of all liens, charges and encumbrances, other than restrictions set forth in the applicable Partnership Documents (as defined below), and restrictions under federal and state securities laws.

   2.06 Capital Contributions and Distributions. Exhibit D contains a true and accurate list of (i) all capital contributions and notices of capital contributions and distributions and notices of distributions of cash, securities or other property made to or received by the Seller to or from the Partnerships since the Effective Date, as the case may be, showing the dates and amounts of each, (ii) any other notices of capital contributions due which remain unpaid, showing the dates and amounts of each, and (iii) the balance of any remaining capital contributions or commitments, scheduled or unscheduled, owed by the Seller to the Partnerships with respect to the Interests. If the Seller makes any capital contributions or receives any distributions or notices of capital contributions or distributions subsequent to the date of this Agreement, the Seller will provide the Purchasers with an updated Exhibit D. For purposes of this Paragraph, the value of all Selected Distributions received by the Seller from the Partnerships shall be the value assigned to a Selected Distribution as of the date of notification of distribution by the general partner or manager of the Partnership distributing the Selected Distribution.

   2.07 Certain Conduct. Except as set forth in this Agreement, since December 31, 2002, the Seller has not (i) sold, assigned, transferred, delivered or otherwise disposed of the Interests, (ii) converted, exchanged or redeemed any of such Interests, (iii) taken any action which would cause the amendment, cancellation or termination of any Partnership Document, (iv) created or permitted to exist any lien on the Interests, (v) taken any action or failed to take any action the effect of which would be to cause the Seller to incur a penalty or other specified consequence under the applicable Partnership Document, including the conversion of the Interests to a fixed obligation, or
(vi) agreed to do any of the foregoing.

   2.08 Agreements and Commitments. The limited partnership agreements or other organization documents of the Partnerships, together with all amendments thereto (each, an "Partnership Document"), are listed on Exhibit E. Such Partnership Documents are, to the Seller's knowledge, valid and in full force and effect, and the Seller has no reason to believe that any of them will not be in full force and effect at the Closing. Except for the Partnership Documents and any side agreements listed on Exhibit E (the "Side Letters"), the Seller (i) is not a party to any contract, agreement or commitment (other than those relating to the transactions contemplated by this Agreement) with respect to the Interests or the Partnerships. Except as set forth in the Partnership Documents and the Side Letters, the Seller enjoys no Rights, and is subject to no restrictions, with respect to the Interests. The Seller has furnished the Purchasers with copies of all material correspondence and other written communications sent by or on behalf of the Seller to, or received by or on behalf of the Seller from, the Partnerships or any holder of their securities since the Effective Date.

   2.09 Litigation. There is no (i) action, suit, claim, proceeding or investigation pending or, to the Seller's knowledge, threatened against or affecting the Seller, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Seller, or (iii) governmental inquiry pending or, to the Seller's knowledge, threatened against it or affecting it, any of which, if adversely determined, would invalidate or prevent the consummation of, the transactions contemplated by this Agreement or materially and adversely affect the Interests. There is no action or suit by the Seller pending or threatened against others relating to the Interests.

   2.10 Brokers. The Seller has not dealt with any agent, broker or finder, and has not taken any action in connection with the transactions contemplated by this Agreement which would give rise to a valid claim against the Seller or any Purchaser for any brokerage or finder's fee or other commission.

   2.11 Disclosure, Information. No representation or warranty by the Seller in this Agreement or the Assignment Documents, nor any statement or certificate furnished or to be furnished in writing to the Purchasers by the Seller pursuant to a specific provision of this Agreement or the Assignment Documents, contains or will contain a material fact known to the Seller to be untrue as and when made, or omits or will omit a material fact known to the Seller to be necessary to make the statements contained in this Agreement or made pursuant to it not misleading as and when made. The statements contained in the Exhibits or any certificate to be delivered by the Seller to the Purchasers at the Closing in connection with this Agreement or any of the transactions contemplated by it shall be deemed to constitute representations and warranties under this Agreement to the same extent as if set forth in this Agreement in full. Any investigation by or on behalf of the Purchasers pursuant to the Purchasers' due diligence review in connection with this Agreement shall not affect the Seller's representations, covenants and warranties under this Agreement.

                                  SECTION III

          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

   In order to induce the Seller to sell the Interests, each Purchaser represents and warrants to the Seller as follows:

   3.01 Existence and Good Standing. The Purchaser is a limited partnership duly organized and validly existing under the laws of the State of Delaware, and has full power and authority to acquire the Interests and to enter into and perform its obligations under this Agreement and the Assignment Documents.

   3.02 Authorization. The execution and delivery of this Agreement and the Assignment Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated by this Agreement and the Assignment Documents have been duly authorized by all necessary partnership action on the part of the Purchaser. No consent, approval, license from, or exemption of, and no registration, qualification, designation, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, which has not been obtained as of this date (other than the Approvals), is or was necessary for the valid execution and delivery by the Purchaser of this Agreement and the Assignment Documents, or the consummation by the Purchaser of the transactions contemplated by this Agreement and the Assignment Documents.

   3.03 No Conflict with Other Instruments. Neither the execution and delivery by the Purchaser of this Agreement and the Assignment Documents, the consummation by the Purchaser of the transactions contemplated by this Agreement and the Assignment Documents, nor the compliance by the Purchaser with the terms and conditions of this Agreement and the Assignment Documents, will (i) violate any provision of the partnership agreement of the Purchaser;
(ii) violate or conflict with or result in a breach of any law, regulation, order, writ, injunction or decree of any court, arbitrator or governmental instrumentality; or (iii) violate or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or entitle any party to terminate any or all of the provisions of, or cause the acceleration of or entitle any party to accelerate the performance required by, or cause the acceleration of or entitle any party to accelerate the maturity of any debt or obligation pursuant to, any contract, agreement, arrangement, commitment or restriction of any kind to which the Purchaser is a party or by which the Purchaser is bound.

   3.04 Validity and Binding Effect. This Agreement has been, and on the Closing Date the relevant Assignment Documents will have been, duly and validly executed and delivered by the Purchaser, and this Agreement constitutes, and on the Closing Date the relevant Assignment Documents will constitute, the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as enforceability of this Agreement and the Assignment Instruments may be limited by bankruptcy, insolvency, or other similar laws of general application affecting the enforceability of creditors' rights generally, or by general principles of equity.

   3.05 Purchase for Investment, Information. The Purchaser is acquiring the Interests for its own account for investment purposes only and not with a view toward any resale or distribution of the Interests. The Purchaser understands that it must bear the economic risk of an investment in the Interests for an indefinite period of time because, among other reasons, the offering and sale of the Interests has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and the Purchaser agrees and understands that the Interests cannot be re-sold except in accordance with an effective registration or exemption from registration under the Securities Act. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser has had the opportunity to ask for all of the information it considers necessary or appropriate for deciding whether or not to acquire the Interests. It has such knowledge and experience in financial, tax and business matters and in making investments of this type that it is capable of evaluating the merits and risks of acquiring the Interests and in connection with this acquisition has not been induced by, and has not relied upon, any representation, warranty or statement, express or implied, and whether made in writing or orally of any of the Seller, the Seller's investment adviser, or any of their respective directors, officers, employees affiliates, agents, advisors or representatives other than those expressly set forth in this Agreement.

   3.06 Litigation. There is no (i) action, suit, claim, proceeding or investigation pending or, to the Purchaser's knowledge, threatened against or affecting the Purchaser, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Purchaser, or (iii) governmental inquiry pending or, to the Purchaser's knowledge, threatened against it or affecting it, any of which, if adversely determined, would invalidate or prevent the consummation of, the transactions contemplated by this Agreement or materially and adversely affect the Purchaser's ability to consummate the transaction contemplated by this Agreement.

   3.07 Brokers. The Purchaser has not dealt with any agent, broker or finder, and has not taken any action in connection with the transactions contemplated by this Agreement which would give rise to a valid claim against the Seller or any Purchaser for any brokerage or finder's fees or other commissions.

   3.08 Disclosure. No representation or warranty by the Purchaser in this Agreement or the Assignment Documents, or in any of the Exhibits to this Agreement, nor any statement or certificate furnished or to be furnished in writing to the Seller by the Purchaser pursuant to a specific provision of this Agreement or the Assignment Documents, contains or will contain a material fact known to the Purchaser to be untrue as and when made, or omits or will omit a material fact known to the Purchaser to be necessary to make the statements contained in this Agreement or made pursuant to it not misleading as and when made. The statements contained in the Exhibits or any certificate to be delivered at the Closing by the Purchaser to the Seller in connection with this Agreement or any of the transactions contemplated by it shall be deemed to constitute representations and warranties under this Agreement to the same extent as if set forth in this Agreement in full.

   3.09. ERISA Plan Asset Matters. Neither the execution and delivery of this Agreement nor the performance on consummation of the transactions contemplated hereby will result in a nonexempt prohibited transaction under Title I of ERISA and/or Section 4975 of the Internal Revenue Code of 1986, as amended.

                                  SECTION IV

                   CONDITIONS TO THE PURCHASERS' OBLIGATION

   The obligation of the Purchasers to purchase the Interests pursuant to the terms of this Agreement is expressly made subject to and contingent upon the satisfaction at or prior to the Closing Date, of the following conditions precedent, and the Seller agrees to use its best efforts to satisfy all of the following conditions precedent with due diligence, provided that the Purchasers may waive any one or more of the conditions, in their sole discretion:

   4.01 Representations and Warranties True. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though the representations and warranties were made at and as of the Closing Date. By executing and delivering the Assignment Documents, the Seller shall be deemed to have certified at the Closing that all such representations and warranties were true and correct in all material respects on and as of the Closing Date.

   4.02 Absence of Litigation. No action or proceeding shall have been instituted or threatened before any court or other governmental body or arbitrator or by any public authority to restrain or prohibit any of the transactions contemplated by this Agreement or which questions the validity of the transactions contemplated by this Agreement.

   4.03 Obligations of Seller. The Seller shall have performed all of its obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Seller in respect of the Interests at or prior to the Closing. By executing and delivering the Assignment

Documents, the Seller shall be deemed to have certified at the Closing that the Seller has performed all of such obligations, and complied with all such covenants and conditions on and as of the Closing Date.

   4.04 Compliance with Partnership Documents. The Seller and the Purchasers shall have complied with all of the provisions of the applicable Partnership Documents with respect to the assignment of the Interests to the Purchasers, and the Seller shall have obtained all of the Approvals.

   4.05 ERISA Plan Asset Certification. The Purchasers shall have obtained a certification in writing from each Partnership, or other evidence reasonably satisfactory to the Purchasers, regarding the exemption available to the Partnership from the treatment of each Partnership's assets as "plan assets" within the meaning of the U.S. Department of Labor "Final Regulation on the Definition of Plan Assets" promulgated under the Employee Retirement Income Security Act of 1974, as amended on November 13, 1986 and codified at 29 C.F.R.
Section 2510.3-101, and the Seller shall provide reasonable assistance to the Purchasers in any efforts by the Purchasers to obtain the certification or other evidence from the Partnerships.

   4.06 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident to it, including delivery to the Purchasers of the applicable Assignment Documents executed by the Seller, shall be reasonably satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers shall have received copies of all documents they or their counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the admission of each of the Purchasers as a substituted limited partner of each Partnership, and the taking of all partnership proceedings in connection therewith.

   4.07 Shareholder Consent of Seller. The Seller shall have obtained the Shareholder Consent.

   4.08 Opinion of Seller's Counsel. On the Closing Date, the Seller shall have delivered to the Purchasers an opinion of the Seller's counsel, dated as of the Closing Date and in form and substance satisfactory to the Purchasers' counsel, with respect to the following matters:

      (a) The execution, delivery, and performance of this Agreement and the applicable Assignment Documents by the Seller and the consummation by the Seller of the transactions contemplated by this Agreement and such Assignment Documents have been duly authorized by all necessary corporate and shareholder action on the part of the Seller.

      (b) This Agreement and the applicable Assignment Documents have been duly and validly executed and delivered by the Seller, and this Agreement and such Assignment Documents constitute the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, subject to (i) the qualification that the enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors rights generally, and (ii) general principles of equity (regardless of whether the enforceability is considered in a proceeding in equity or at law), including the non-availability of certain equitable remedies such as specific performance and injunctive relief.

      (c) To the knowledge of such counsel, the execution and delivery by the Seller of this Agreement and the Assignment Documents and the consummation by the Seller of the transactions contemplated by them do not require the Seller to obtain any consent, approval, authorization, permit, order, registration, qualification or action of, or make any filing with or give any notice to, any governmental authority other than those already obtained by the Seller prior to the Closing Date. As used in this Subparagraph (c), knowledge of counsel shall mean only a review of the files in its possession which relate to this transaction and only the knowledge of those attorneys in the offices of such counsel who have been involved in this transaction.

                                   SECTION V

                     CONDITIONS TO THE SELLER'S OBLIGATION

   The obligation of the Seller to sell the Interests pursuant to the terms of this Agreement is expressly made subject to and contingent upon the satisfaction, at or prior to the Closing Date, of the following conditions precedent, and the Purchasers agree to use their best efforts to satisfy all of the following conditions precedent with due diligence, provided that the Seller may waive any one or more of the conditions, in its sole discretion:

   5.01 Representations and Warranties True. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though the representations and warranties were made at and as of Closing Date. By executing and delivering the applicable Assignment Documents, the Purchasers shall be deemed to have certified at the Closing that all such representations and warranties were true and correct in all material respects on and as of the Closing Date.

   5.02 Absence of Litigation. No action or proceeding shall have been instituted or threatened before any court or other governmental body or arbitrator or by any public authority to restrain or prohibit any of the transactions contemplated by this Agreement or which questions the validity of the transactions contemplated by this Agreement.

   5.03 Obligations of Purchasers. The Purchasers shall have performed all of the obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them in respect of the Interests at or prior to the Closing. By executing and delivering the applicable Assignment Documents the Purchasers shall be deemed to have certified at the Closing that the Purchasers have performed all of such obligations and complied with all such covenants and conditions on and as of the Closing Date.

   5.04 Compliance with Partnership Documents. The Seller and the Purchasers shall have complied with all of the provisions of the applicable Partnership Documents with respect to the assignment of the Interests to the Purchasers, and the Seller shall have obtained all of the Approvals.

   5.05 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident to it, including delivery to the Seller of the applicable Assignment Documents executed by the Purchasers, shall be reasonably satisfactory in form and substance to the Seller and its counsel, and the Seller shall have received copies of all documents which the Seller or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, and the taking of all partnership proceedings in connection therewith.

   5.06 Shareholder Consent of Seller. The Seller shall have obtained the Shareholder Consent.

   5.07 Opinion of Purchasers' Counsel. On the Closing Date, the Purchasers shall have delivered to the Seller an opinion of the Purchasers' counsel, dated as of the Closing Date and in form and substance satisfactory to the Seller's counsel, with respect to the following matters:

      (a) The execution, delivery and performance of this Agreement and the applicable Assignment Documents by the Purchasers, and the consummation by the Purchasers of the transactions contemplated by this Agreement and such Assignment Documents have been duly authorized by all necessary action on the part of the Purchasers. All proceedings required to be taken by the Purchasers to authorize the execution, delivery and performance of this Agreement and such Assignment Documents have been properly taken.

      (b) This Agreement and the applicable Assignment Documents have been duly and validly executed and delivered by the Purchasers, and this Agreement and such Assignment Documents constitute the legal, valid and binding obligations of the Purchasers, enforceable against the Purchasers in accordance with their terms, subject to (i) the qualification that the enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors rights generally, and (ii) general principles of equity (regardless of whether the enforceability is considered in a proceeding in equity or at law), including the non-availability of certain equitable remedies such as specific performance and injunctive relief.

      (c) To the knowledge of such counsel, the execution and delivery by the Purchasers of this Agreement and the Assignment Documents, and the consummation by the Purchasers of the transactions contemplated by them do not require the Purchasers to obtain any consent, approval, authorization, permit, order, registration, qualification or action of, or make any filing with or give any notice to any governmental authority other than those already obtained by the Purchasers prior to the Closing Date. As used in this Subparagraph (c), knowledge of counsel shall mean only a review of the files in its possession which relate to this transaction and only the knowledge of those attorneys in the offices of such counsel who have been involved in this transaction.

                                  SECTION VI

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES: INDEMNIFICATION

   6.01 Survival of Representations and Warranties. The respective representations and warranties of the Seller and the Purchasers contained in this Agreement, the Assignment Documents and any certificates or other documents delivered pursuant to this Agreement shall survive the purchase and sale of the Interests until the earlier of the date of any notice given by Seller under Section 6.02 (g) of this Agreement or the one-year anniversary of the Closing Date; provided, however, that the representations and warranties contained in Paragraph 2.05 shall survive indefinitely, without expiration.

   6.02 Indemnification.

      (a) Indemnification by the Seller. The Seller shall indemnify and hold the Purchasers, and their employees, partners and agents, acting as such, harmless from and against all damages, losses, claims, suits, proceedings, liabilities, costs and expenses (including settlement costs, interest, penalties, reasonable attorney's fees and any reasonable legal or other expenses for investigation or defense of any actions or threatened actions) suffered or paid, directly or indirectly, by the Purchasers arising out of
   (i) the breach of any representation or warranty made by the Seller in this Agreement or the Assignment Documents; or (ii) any failure by the Seller to perform any covenant or obligation contained in this Agreement or the Assignment Documents; or (iii) the Seller's ownership of any Interest prior to the Closing, including liabilities for taxes, charges, fees, periodic deposits and other amounts (including interest and penalties) determined to be due to any governmental entity or other third party prior to the Closing; or (iv) any and all obligations (other than obligations arising from actions on the part of the Purchasers), if any, of the Purchasers to return distributions or portions of distributions received by the Seller from the Partnerships, whether required by the laws of the jurisdiction in which a Partnership is organized or otherwise.

      (b) Indemnification by the Purchasers. Each Purchaser shall indemnify and hold the Seller, and its directors, officers, employees, and agents, acting as such, harmless from and against all damages, losses, claims, suits, proceedings, liabilities, costs and expenses (including settlement costs, interest, penalties, reasonable attorney's fees and any reasonable legal or other expenses for investigation or defense of any actions or threatened actions) suffered or paid, directly or indirectly, by the Seller arising out of (i) the breach of any representation or warranty made by the Purchaser in this Agreement or the Assignment Documents; (ii) any failure by the Purchaser to perform any covenant or obligation contained in this Agreement or the Assignment Documents; (iii) the failure by the Purchaser to perform any of its obligations under the Partnership Documents as assumed pursuant to this transaction; or (iv) the Purchaser's ownership of any Interest after the Closing, including liabilities for taxes, charges, fees, periodic deposits and other amounts (including interest and penalties) determined to be due to any governmental entity or other third party.

      (c) Procedure for Third Party Claims.

          (i) If a person entitled to assert a claim for indemnification under this Agreement shall receive notice of the assertion by any person not a party to this Agreement of any claim or of the commencement of any action or proceeding (a "Third Party Claim") with respect to which any party is obligated to provide indemnification, the indemnified party (the "Indemnitee") shall give the indemnifying party (the "Indemnitor") prompt written notice after becoming aware of the Third Party Claim. The failure of the Indemnitee to give notice as provided in this Paragraph shall not relieve the Indemnitor of its obligations for indemnification under this Agreement, except to the extent that the failure has materially and adversely affected the rights of the Indemnitor. The notice from the Indemnitee shall describe the Third Party Claim in reasonable detail.

          (ii) An Indemnitor may elect to compromise or defend, at the Indemnitor's own expense and by the Indemnitor's own counsel, any Third Party Claim. If an Indemnitor elects to compromise or defend a Third Party Claim, it shall, within thirty (30) days (or sooner, if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so, and Indemnitee shall cooperate in the compromise of, or defense against, the Third Party Claim.

       The Indemnitor shall pay the Indemnitee's actual out-of-pocket expenses incurred in connection with its cooperation. After notice from an Indemnitor to an Indemnitee of its election to assume the defense of a Third Party Claim, the Indemnitor shall not be liable to the Indemnitee under this Agreement for any legal fees and expenses subsequently incurred by the Indemnitee in connection with the defense of the Third Party Claim, provided that Indemnitee shall have the right to employ one counsel in each applicable jurisdiction (if more than one jurisdiction is involved) to represent Indemnitee if, in the Indemnitee's reasonable judgment, a conflict of interest between the Indemnitee and the Indemnitor (or its counsel) exists in respect of the Third Party Claim, and in that event the fees and expenses of the separate counsel shall be paid by the Indemnitor. If an Indemnitor elects not to defend against a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Paragraph, the Indemnitee may pay, compromise or defend the Third Party Claim on behalf of and for the account and risk of the Indemnitor. No Indemnitor shall consent to entry of any judgment or enter into any settlement, except with the written consent of each related Indemnitee (which consent shall not be unreasonably withheld or delayed), which provides for anything other than money damages or other money payments for which the Indemnitee is entitled to indemnification under this Agreement or which does not contain as an unconditional term the giving by the claimant or plaintiff to the Indemnitee of a release from all liability in respect of the Third Party Claim.

          (iii) If there is a reasonable likelihood that a Third Party Claim may materially and adversely affect an Indemnitee, other than as a result of money damages or other money payments for which the Indemnitee is entitled to indemnification under this Agreement, the Indemnitee will have the right, after consultation with the Indemnitor and at the cost and expense of the Indemnitor, to defend the Third Party Claim.

      (d) Procedure for Non-Third Party Claims. With respect to any claim for indemnification under this Agreement which does not result from a Third Party Claim, the Indemnitor shall have a period of thirty (30) days after receipt of notice from the Indemnitee within which to respond to the Indemnitee. If the Indemnitor does not respond within the thirty (30) day period, the Indemnitor shall be deemed to have accepted responsibility to make payment, and shall have no further right to contest the validity of the claim. If the Indemnitor does respond within the thirty (30) day period and rejects the claim in whole or in part, the Indemnitee shall be free to pursue such remedies as may be available to the Indemnitee under applicable law.

      (e) Reduction of Claim or Loss. If the amount of any claim or loss shall, at any time subsequent to payment pursuant to this Agreement, be reduced by recovery, settlement or otherwise, the amount of the reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the related Indemnitor.

      (f) Remedies Cumulative and Non-Exclusive. The remedies provided in this Section shall be cumulative and shall not preclude the assertion by any party to this Agreement of any other rights or the seeking of any other remedies against any other party to this Agreement.

      (g) Limitation. Notwithstanding anything express or implied to the contrary in this Section 6, no claim for indemnification shall be made under this Agreement unless notice of such claim shall have been given by the Indemnitee to the Indemnitor prior to the date when Seller notifies Purchaser that Seller has made a final liquidating distribution of its assets to its shareholders, which date is anticipated to be prior to December 31, 2003.

                                  SECTION VII

                                   COVENANTS

   Of the Seller: The Seller agrees that, from the date of this Agreement until the Closing Date:

   7.01 Conduct of Business. The Seller will conduct its business as it relates to the Interests only in the ordinary and usual course and shall comply in all respects with all laws, ordinances and regulations of governmental authorities applicable to it and to the conduct of its business as it relates to such Interests. The Seller shall provide the Purchasers with prompt notice of any Selected Distributions expected by the Seller prior to the Closing, as applicable, and shall sell the Selected Distribution for the account of the Purchasers, or at the Purchasers' direction in accordance with Paragraph 1.02(c), hold the Selected Distribution for the account of the Purchasers. Except as consented to by the Purchasers in writing, the Seller will not: (i) dispose, liquidate, mortgage or sell any of the Interests; (ii) consent to amend or modify any Partnership Document; (iii) make any voluntary capital contributions or fail to make any required capital contributions to any Partnership; (iv) create or permit to exist any lien on any of the Interests;
(v) take any action the effect of which would be to cause the Seller to incur a penalty or other specified consequence under any Partnership Document, including the conversion of any of the Interests to a fixed obligation; or (vi) agree to do any of the foregoing.

   7.02 No Solicitation; No Disclosure. The Seller agrees that it will not, and it will cause its affiliates, agents and representatives not to, initiate contact with, solicit any inquiry or proposal by or enter into discussions with, or, except as may be required by law or fiduciary duty, disclose any information regarding the Interests, or afford access to its properties, books or records relating to the Interests to any other corporation, general or limited partnership, limited liability company, person or other entity or group in connection with any proposed sale or transfer of any of the Interests, other than pursuant to this Agreement. Furthermore, the Seller will not disclose the existence or terms of the transactions contemplated by this Agreement to any other party, except as may be required by the Partnership Documents, by law or fiduciary duty, or as necessary to carry out the terms of this Agreement.

   7.03 Consent to Transfer Interests. Prior to the Closing Date, the Seller, at its sole cost and expense, shall diligently seek to obtain all Approvals required in order to consummate the transactions contemplated by this Agreement. The Purchasers shall provide reasonable assistance to the Seller in the Seller's efforts to obtain the Approvals. As soon as possible following the execution of this Agreement, the Seller shall diligently seek to obtain the Shareholder Consent.

   7.04 Notices. The Seller shall give prompt notice to the Purchasers, and provide the Purchasers with copies (if available), of (i) any notice or other communication received by it relating to a default or event which, with notice or lapse of time or both, would become a default, under any Partnership Document, (ii) any material notice or other communication from or on behalf of the Partnerships or any partner or securities holder of the Partnerships received by the Seller, (iii) any notice or other communication received by the Seller relating to any contemplated or pending claim, action, suit, proceeding or investigation by any governmental department, commission, board, agency, instrumentality or authority involving or relating to the Partnerships or the Interests, and (iv) any matter which would cause any material change with respect to any representations or warranties made by the Seller in this Agreement.

   7.05 Access to Information. Prior to Closing, the Seller shall obtain a certification from each Partnership confirming the financial information set forth at Exhibit D. The Seller shall afford to the Purchasers full access to any and all properties, books, records and other information of the Seller relating to the Interests in order that the Purchasers may have full opportunity to make such investigations as they shall desire as to the Interests. Any investigation by the Purchasers shall not affect the Seller's or Purchasers' representations, warranties, and covenants and obligations under this Agreement.

   Of the Purchasers: The Purchasers agree that, from the date of this Agreement until the Closing Date:

   7.06 ERISA Plan Asset Certificate. Prior to the Closing Date, Purchasers, at their sole cost and expense, shall diligently seek to obtain the certificate or other evidence required by Section 4.05. The Seller shall provide reasonable assistance to the Purchasers in the Purchasers' efforts to obtain such certificate or other evidence.

   7.07 Notices. The Purchasers shall give prompt notice to Seller, and provide Seller with copies (if available) of any matter which would cause any material change with respect to any representations or warranties made by the Seller in this Agreement.

                                 SECTION VIII

                                 MISCELLANEOUS

   8.01 Entire Agreement. This Agreement and the Assignment Documents set forth the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements between them, whether written or oral, with respect to their subject matter.

   8.02 Amendment and Waiver. This Agreement may not be amended, nor may any of the provisions of it be waived orally. To be effective, an amendment to this Agreement shall be in writing and signed by each of the parties. To be effective, any waiver of any of the provisions of this Agreement shall be in writing and signed by the party to be charged, and then the waiver shall be effective only to the extent specifically set forth in the writing.

   8.03 Termination. This Agreement may be terminated and the transactions contemplated by it abandoned before the Closing pursuant to the mutual consent of the Purchasers and the Seller at any time prior to the Closing for any reason. This Agreement may also be terminated and the transactions contemplated by it abandoned by notice from a non-breaching party to the other parties (i) in the event of a material breach by the Seller or the Purchasers, as applicable, of any representation, warranty, agreement or indemnity contained in this Agreement which cannot be cured within thirty (30) days after written notice of the breach is given to the party committing the breach, or (ii) if the Closing does not occur on or before January 31, 2004 and is not extended as set forth in Paragraph 1.03; provided, however, that the right to terminate this Agreement under this clause (ii) shall not be available to either party if the party's breach of this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before that date. Upon any termination of this Agreement pursuant to this Paragraph, this Agreement shall be void and have no effect, without any liability on the part of any party to it; provided, however, the termination shall not affect the liability of any party for the breach of any provision of this Agreement.

   8.04 Notices. All notices and other communications given to the parties hereto in connection with this Agreement and the Assignment Documents shall be in writing and given to the respective parties personally, or via telecopy or email followed (in each case) by mail, or by a nationally recognized overnight courier service marked for overnight delivery, as follows:

            If to the Seller:                 with a copy to:
            US Trust Company           Alison Baur, Esq.
            225 High Ridge Road        Charles Schwab
            Stamford, CT 06905         101 Montgomery Street
            Attn: James Rorer, Vice
              President                San Francisco, CA 94104
            Fax No.: (203) 352-4456    Fax No.: (415) 636-5236
            Email.: jrorer@ustrust.com Email.:Alison.Baur@schwab.com

             If to the Seller:                with a copy to:
             c/o Landmark Partners Inc. Reid and Riege, P.C.
             10 Mill Pond Lane          One Financial Plaza
             Simsbury, Connecticut      Hartford, Connecticut
               06070                    06103
             Attn: Scott P. Conners     Attn: Craig L. Sylvester
             Fax No. (860) 408-4608     Fax No. (860) 240-1002
             Email:                     Email:
               spc@landmarkpartners.com csylvester@reidandriege.com

or to such different addresses as may be specified from time to time by the parties upon notice in the manner set forth in this Paragraph. All notices and other communications shall be effective upon delivery.

   8.05 Governing Law. This Agreement and the rights and obligations of the parties under it shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut, without giving effect to the rules and principles of conflicts of laws thereof.

   8.06 Expenses. The Seller shall bear the costs, fees and expenses payable to the general partners of the Partnerships or to the Partnerships pursuant to the provisions of the Partnership Documents in connection with the assignment of the Interests. All other costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be borne by the party incurring the cost or expense, provided however, that if the Closing does not take place because the Seller is unable to obtain the Shareholder Consent, the Seller shall reimburse the Purchasers for their costs and expenses incurred in connection with the transactions contemplated hereby, including reasonable attorneys' fees.

   8.07 No Third Party Beneficiaries. Each of the parties intends that this Agreement shall not benefit or be enforceable by any person other than the parties to it and their respective successors and permitted assigns, if any.

   8.08 Assignment; Binding Effect. Each of the Purchasers may assign its rights and obligations under this Agreement to an affiliate of such Purchaser; provided that upon any such assignment the Purchaser shall not be relieved of or released from any of its obligations (including, without limitation, payment of the Purchase Price) under this Agreement. Except as set forth above, this Agreement and the rights and obligations of the parties to it may not be assigned. This Agreement shall be binding upon and shall inure to the benefit of the parties to it and their respective successors and permitted assigns, if any.

   8.09 Severability. If any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, the provision shall be ineffective only to the extent of the prohibition or invalidity, without invalidating any other provisions of this Agreement.

   8.10 Additional Documents and Acts. After the Closing, each of the parties agrees to execute and deliver such additional documents, certificates and instruments, and to perform such additional acts, as may be reasonably requested and necessary or appropriate to carry out all of the provisions of this Agreement, and to consummate all of the transactions contemplated by this Agreement.

   8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.

   8.12 Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

   8.13 No Presumption Regarding Drafting. The Purchasers and the Seller acknowledge that they have each reviewed this Agreement prior to its execution and that changes were made to this Agreement based upon their respective comments. If any disputes arise with respect to the interpretation of any provision of this Agreement, the provision shall be deemed to have been drafted by all of the parties to it and shall not be construed against any party on the basis that the party was responsible for drafting that provision.

   8.14 Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party on such document, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          LANDMARK EQUITY PARTNERS X, L.P.


                                              By: Landmark Partners X, L.L.C.
                                                  ------------------------------
                                                  Its General Partner


                                              By: Landmark Equity Advisors,
                                                  L.L.C.
                                                  ------------------------------
                                                  As Managing Member


                                              By:
                                                  ------------------------------
                                                  Title: Managing Member

                                          LANDMARK IAM PARTNERSHIP, L.P.


                                              By: Landmark Partners X, L.L.C.
                                                  ------------------------------
                                                  Its General Partner


                                              By: Landmark Equity Advisors,
                                                  L.L.C.
                                                  ------------------------------
                                                  As Managing Member


                                              By:
                                                  ------------------------------
                                                  Title: Managing Member

                                          UST PRIVATE EQUITY INVESTORS FUND,
                                            INC.


                                              By:
                                                  ------------------------------
                                                  Title:

                                   EXHIBIT A

                           Description of Interests


             Interests                 LEP X Portion     Landmark IAM Portion
 ---------------------------------- -------------------- ---------------------
 Allegra Capital Partners III, L.P. 82.6776% (equal to a .17.3224% (equal to a
   (a Delaware Limited              $1,653,553 Capital   $346,447 Capital
   Partnership) ($2,000,000         Commitment)          Commitment)
   Capital Commitment, of a
   total of $42,250,000 in Capital
   Commitments)
 Brentwood Associates Buyout        82.6776% (equal to a 17.3224% (equal to a
   Fund II, L.P.                    $1,653,553 Capital   $346,447 Capital
   (a Delaware Limited              Commitment)          Commitment)
   Partnership) ($2,000,000
   Capital Commitment, of a
   total of $233,455,000 in
   Capital Commitments)
 Morgenthaler Venture Partners      82.6776% (equal to a 17.3224% (equal to a
   IV, L.P.                         $1,653,553 Capital   $346,447 Capital
   (a Delaware Limited              Commitment)          Commitment)
   Partnership) ($2,000,000
   Capital Commitment, of a
   total of $136,363,636 in
   Capital Commitments)
 Sevin Rosen Fund V, L.P.           82.6776% (equal to a 17.3224% (equal to a
   (a Delaware Limited              $1,653,553 Capital   $346,447 Capital
   Partnership) ($2,000,000         Commitment)          Commitment)
   Capital Commitment, of a
   total of $108,005,000 in
   Capital Commitments)
 Vanguard V, L.P.                   82.6776% (equal to a 17.3224% (equal to a
   (a Delaware Limited              $1,653,553 Capital   $346,447 Capital
   Partnership) ($2,000,000         Commitment)          Commitment)
   Capital Commitment, of a
   total of $55,661,616 in
   Partnership Capital
   Commitments)

                                   EXHIBIT B

                                    Form of

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

   UST Private Equity Investors Fund, Inc., a Maryland corporation ("Assignor"), hereby assigns, transfers and sets over unto [Landmark Equity Partners X, L.P.], a Delaware limited partnership ("Assignee"), all of its right, title and interest in and to [82.6776]% of its limited partnership
interest, which assigned portion constitutes a $       capital commitment (the
"Assigned Interest") in [      ] a        limited partnership (the
"Partnership"), including, without limitation, the right of Assignee to become a limited partner with respect to the Assigned Interest pursuant to and subject to the terms of the Partnership Agreement (as defined below).

   Assignor hereby assigns the Assigned Interest, including the entire balance in its capital accounts with respect to the Assigned Interest as of the date of the admission of Assignee to the Partnership as a substitute limited partner, to Assignee. Assignor and Assignee agree that, for federal, state and local income tax purposes, and for purposes of maintaining the Partnership's capital accounts, any income, gain, loss, deduction or credit (or item thereof) of the Partnership for the year ending December 31, 2003, which is allocable to the owner of the Assigned Interest shall be apportioned between Assignor and Assignee in proportion to the number of days during the year that the Assigned Interest was owned by Assignor and Assignee, respectively, except that any income, gain, loss, deduction or credit (or item thereof) realized or deemed to have been realized by the Partnership and attributable to the sale, exchange or distribution of its securities which is allocable to the owner of the Assigned Interest shall be allocated solely to Assignor if the sale or exchange occurs prior to the admission of Assignee as a substitute limited partner, and solely to Assignee if the sale or exchange occurs on or after the admission of Assignee as a substitute limited partner.

   Assignee accepts from Assignor the Assigned Interest and agrees to become a substitute limited partner of the Partnership with respect to the Assigned Interest in the place and stead of Assignor. Assignee assumes the performance of all of the covenants and obligations associated with the Assigned Interest assigned to it under the Limited Partnership Agreement of the Partnership dated
as of [      ], as amended from time to time (the "Partnership Agreement"), all with the same force and effect as if Assignee had signed the Partnership Agreement originally instead of Assignor. Assignee agrees that the covenants and obligations assumed by it in this instrument shall inure jointly and severally to the benefit of Assignor and the Partnership.

   Assignee represents that it is acquiring the Assigned Interest for its own account and not with an intent to resell or distribute any part of the Assigned Interest, and Assignee agrees that it will not resell, distribute or otherwise dispose of all or any part of the Assigned Interest except in compliance with the terms of the Partnership Agreement, and as permitted by law, including without limitation the Securities Act of 1933, as amended (the "Act"). Assignee further represents that it is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D to the Act because all of its equity owners are accredited investors under the Rule.

   This Assignment and Assumption Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one instrument.

   IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption
Agreement as of the      day of           , 2003.

                                          UST Private Equity Investors Fund,
                                            Inc.


                                              By:
                                                  ------------------------------
                                                  Title:

                                          [Landmark Equity Partners X, L.P.]


                                              By: Landmark Partners X, L.L.C.
                                                  ------------------------------
                                                  Its General Partner


                                              By: Landmark Equity Advisors,
                                                  L.L.C.
                                                  ------------------------------
                                                  As Managing Member


                                              By:
                                                  ------------------------------
                                                  Title: Managing Member

                          CONSENT OF GENERAL PARTNER

   The undersigned, the general partner of the Partnership, hereby consents to
(1) the assignment by Assignor to Assignee of all of Assignor's rights, title and interest in and to the Assigned Interest, and (2) the admission of Assignee to the Partnership as substitute limited partner with respect to the Assigned Interest. [or The undersigned confirms that all of the terms and conditions of the Partnership Agreement pertaining to a transfer of a limited partner's interest in the Partnership have been satisfied or duly waived by the undersigned, and that the partnership qualifies on the date hereof as a "venture capital operating company" within the meaning of the U.S. Department of Labor "Final Regulation on Definition of Plan Assets" promulgated under the Employee Retirement Income Security Act of 1974, as amended, on November 13, 1986, and codified at 29 C.F.R. 2510.3-101.] or [The undersigned further certifies that upon the acquisition by the Assignee of the Assigned Interest, the interest acquired by Assignee, when added to the value of the equity interests held by all other "benefit plan investors" in the Partnership, will be less than twenty-five percent (25%) of the value of any class of equity interests held by all investors in the Partnership other than the interests held by affiliates of the undersigned. For purposes of this Certificate, a "benefit plan investor" is (A) any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), including without limitation any plan, fund or program established or maintained by an employer or employee organization for the purpose of providing for its employees or their beneficiaries (i) employee benefits such as medical care, training programs or vacation pay, or (ii) retirement income or a deferral of income by employees for periods extending to the termination of employment or beyond; (B) any plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), including without limitation a plan described under Section 401(a) or 403(a) of the Code, a trust exempt from tax under Section 501(a) of the Code, an individual retirement account, a medical savings account, or an education individual retirement account; or (C) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.]

Dated as of           , 2003.
                                          [____________________________]


                                              By:
                                                  ------------------------------
                                                  Title:

                                   EXHIBIT C

                                   APPROVALS

   The prior written consent of the general partner of each Partnership is required for the transfer of the Interests and the admission of the Purchasers as substitute limited partners of each of the Partnerships.

   Obtaining the Shareholder Approval will require the filing of preliminary and definitive proxy material with the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended.

                                   EXHIBIT D

(A)Capital Contributions, Distributions, and Notices With Respect to the Interests Since the Effective Date:

(1)Allegra Capital Partners III, L.P.:

                          Capital Contributions: None.
                          Distributions:         None.
                          Notices:               None.

(2)Brentwood Associates Buyout Fund II, L.P.:

                          Capital Contributions: None.
                          Distributions:         None.
                          Notices:               None.

(3)Morgenthaler Venture Partners IV, L.P.:

             Capital Contributions: None.
             Distributions:         $58,943.77 received on or about
                                    September 30, 2003.
             Notices:               None.

(4)Sevin Rosen Fund V, L.P.:

                          Capital Contributions: None.
                          Distributions:         None.
                          Notices:               None.

(5)Vanguard V, L.P.:

                          Capital Contributions: None.
                          Distributions:         None.
                          Notices:               None.

(B)Unpaid Capital Calls:  None.

(C)Balance of Capital Commitments Owed by Seller to the Partnerships:

(1)Allegra Capital Partners III, L.P.: $300,000
(2)Brentwood Associates Buyout Fund II, L.P.: $3,427*
(3)Morgenthaler Venture Partners IV, L.P.: $0
(4)Sevin Rosen Fund V, L.P.: $0
(5)Vanguard V, L.P.: $0

    * These amounts have not been called by the Partnership, but have been pre-funded by the Seller and are being held by the Partnership for the Seller's account. Following the Closing, these amounts will be being held by the
                   Partnership for the Purchasers' accounts.

                                   EXHIBIT E

                     Description of Partnership Documents

(1)Allegra Capital Partners III, L.P.:

    . Limited Partnership Agreement of Lawrence, Smith & Horey III, L.P. dated as of May 18, 1995

    .  Amendment No. 1 dated December 28, 1995

    .  Amendment No. 2 dated March 28, 1996

    .  Amendment No. 3 dated September 30, 1996

    .  Amendment No. 4 dated December   , 1998

(2)Brentwood Associates Buyout Fund II, L.P.:

    . Amended and Restated Agreement of Limited Partnership of Brentwood Associates Buyout Fund II, L.P., dated December 12, 1995;

    . Addendum to Amended and Restated Agreement of Limited Partnership of Brentwood Associates Buyout Fund II, L.P., dated as of May 8, 1996;

    . First Amendment to Amended and Restated Agreement of Limited Partnership of Brentwood Associates Buyout Fund II, L.P, dated as of December 13, 1995; and

    . Second Amendment to Amended and Restated Agreement of Limited Partnership of Brentwood Associates Buyout Fund II, L.P, dated as of June 28, 2002.

(3)Morgenthaler Venture Partners IV, L.P.:

    . Agreement of Limited Partnership of Morgenthaler Venture Partners IV, L.P. dated June 30, 1995.

(4)Sevin Rosen Fund V, L.P.:

    . Agreement of Limited Partnership of Seven Rosen Fund V, L.P.: dated October 23, 1995.

(5)Vanguard V, L.P.:

    .  Amended and Restated Limited Partnership Agreement dated June 15, 1996.

                                   EXHIBIT F

              Form of Side Letter Re: Post Closing Effective Date

                       LANDMARK EQUITY PARTNERS X, L.P.
                        LANDMARK IAM PARTNERSHIP, L.P.
                               10 MILL POND LANE
                          Simsbury, Connecticut 06070

                                         , 200

UST Private Equity Investors Fund, Inc.
c/o US Trust Company
225 High Ridge Road
Stamford, CT 06905

Gentlemen:

   As you know, Landmark Equity Partners X, L.P. and Landmark IAM Partnership, L.P. (the "Buyers") have on this date (the "Closing Date") concluded a transaction with UST Private Equity Investors Fund, Inc. (the "Seller"), pursuant to which the Purchasers have acquired the limited partnership interests (each, an "Interest") held by the Seller in Sevin Rosen Fund V, L.P., and Vanguard V, L.P. (each, a "Partnership"). At the request of the Seller and the general partners of the Partnerships, the assignment was made effective as of [January 1, 2004] (the "Effective Date").

   The parties agree as follows with respect to each Interest:

   (1) Distributions. Except as provided in below in this paragraph, Seller shall promptly deliver to Buyers all distributions of any nature received by Seller with respect to the Interest on or after the Closing Date. In the event that Seller receives securities as a distribution with respect to the Interest, Seller shall, at the option of Buyers, either deliver such securities to Buyers or their designees, or shall sell such securities and following the sale, promptly remit the proceeds of the sale (less expenses associated with the sale) to Buyers or to their designees. Buyers shall provide Seller with written instructions as to which option they have selected within seven (7) days after receiving a notice from Seller describing the distribution. If Buyers do not provide Seller with the notice within the seven (7) day period, Seller shall deliver the securities to Buyers. All deliveries to Buyers of cash distributions or securities shall be made in the manner specified at Exhibit A.

   (2) Exercise of Rights. Seller agrees and covenants that until the Effective Date, (a) Seller will promptly provide Buyers with all written reports and other communications received by Seller prior to the Effective Date with respect to the Interest; (b) Seller will exercise its rights and powers as a holder of the Interest in accordance with the reasonable directions and for the benefit of Buyers; and (c) Seller will take no action as a holder of the Interest not otherwise described in (a) and (b) above without the prior approval of Buyers, which approval shall not be unreasonably withheld or delayed.

   (3) Capital Calls. Without limiting the obligations of Seller or the Buyers under Article 6 of the Purchase Agreement, Buyers shall pay directly to the Partnership in the name of Seller, amounts equal to any capital calls made by the Partnership from the Closing Date to the Effective Date.

       [The balance of this page is blank. The signature page follows.]

   If the foregoing is acceptable to you, please sign a copy of this letter and return it to us.

                                          Sincerely,

                                          LANDMARK EQUITY PARTNERS X, L.P.


                                              By: Landmark Partners X, L.L.C.
                                                  ------------------------------
                                                  Its General Partner


                                              By: Landmark Equity Advisors,
                                                  L.L.C.
                                                  ------------------------------
                                                  As Managing Member


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title: Managing Member

                                          LANDMARK IAM PARTNERSHIP, L.P.


                                              By: Landmark Partners X, L.L.C.
                                                  ------------------------------
                                                  Its General Partner


                                              By: Landmark Equity Advisors,
                                                  L.L.C.
                                                  ------------------------------
                                                  As Managing Member


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title: Managing Member

Agreed:

UST Private Equity Investors Fund, Inc.


                                              By:
                                                  ------------------------------
                                                  Title:

                                                                     APPENDIX B

     SECTIONS 3-202 THROUGH 3-213 OF THE MARYLAND GENERAL CORPORATION LAW

(S) 3-202. Right to fair value of stock.

   (a) General rule.--Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if:

      (1) The corporation consolidates or merges with another corporation;

      (2) The stockholder's stock is to be acquired in a share exchange;

      (3) The corporation transfers its assets in a manner requiring action under (S) 3-105 (e) of this title;

      (4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation; or

      (5) The transaction is governed by (S) 3-602 of this title or exempted by
   (S) 3-603 (b) of this title.

   (b) Basis of fair value.--

      (1) Fair value is determined as of the close of business:

          (i) With respect to a merger under (S) 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under (S) 3-106; or

          (ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

      (2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

      (3) In any transaction governed by (S) 3-602 of this title or exempted by
   (S) 3-603 (b) of this title, fair value shall be value determined in accordance with the requirements of (S) 3-603 (b) of this title.

   (c) When right to fair value does not apply.--Unless the transaction is governed by (S) 3-602 of this title or is exempted by (S) 3-603(b) of this title, a stockholder may not demand the fair value of the stockholder's stock and is bound by the terms of the transaction if:

      (1) The stock is listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or is designated for trading on the NASDAQ Small Cap Market:

          (i) With respect to a merger under (S) 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under (S) 3-106; or

          (ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

      (2) The stock is that of the successor in a merger, unless:

          (i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

          (ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

      (3) The stock is not entitled, other than solely because of (S) 3-106 of this title, to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

      (4) The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

      (5) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

(S) 3-203. Procedure by stockholder.

   (a) Specific duties.--A stockholder of a corporation who desires to receive payment of the fair value of the stockholder's stock under this subtitle:

      (1) Shall file with the corporation a written objection to the proposed transaction:

          (i) With respect to a merger under (S) 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under (S) 3-106; or

          (ii) With respect to any other transaction, at or before the stockholders' meeting at which the transaction will be considered or, in the case of action taken under (S) 2-505 (b) of this article, within 10 days after the corporation gives the notice required by (S) 2-505 (b) of this article;

      (2) May not vote in favor of the transaction; and

      (3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for the stockholder's stock, stating the number and class of shares for which the stockholder demands payment.

   (b) Failure to comply with section.--A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

(S) 3-204. Effect of demand on dividend and other rights.

   A stockholder who demands payment for his stock under this subtitle:

      (1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under (S) 3-202 of this subtitle; and

      (2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

(S) 3-205. Withdrawal of demand.

   A demand for payment may be withdrawn only with the consent of the successor.

(S) 3-206. Restoration of dividend and other rights.

   (a) When rights restored.--The rights of a stockholder who demands payment are restored in full, if:

      (1) The demand for payment is withdrawn;

      (2) A petition for an appraisal is not filed within the time required by this subtitle;

      (3) A court determines that the stockholder is not entitled to relief; or

      (4) The transaction objected to is abandoned or rescinded.

   (b) Effect of restoration.--The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

(S) 3-207. Notice and offer to stockholders.

   (a) Duty of successor.--

      (1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

      (2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

          (i) A balance sheet as of a date not more than six months before the date of the offer;

          (ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

          (iii) Any other information the successor considers pertinent.

   (b) Manner of sending notice.--The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

(S) 3-208. Petition for appraisal; consolidation of proceedings; joinder of objectors.

   (a) Petition for appraisal.--Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

   (b) Consolidation of suits; joinder of objectors.--

   (1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

   (2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.

(S) 3-209. Notation on stock certificate.

   (a) Submission of certificate.--At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

   (b) Transfer of stock bearing notation.--If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

(S) 3-210. Appraisal of fair value.

   (a) Court to appoint appraisers.--If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

   (b) Report of appraisers--Filing.--Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

   (c) Same--Contents.- The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

   (d) Same--Service; objection.--

   (1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

   (2) Within 15 days after the report is filed, any party may object to it and request a hearing.

(S) 3-211. Action by court on appraisers' report.

   (a) Order of court.--The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

      (1) Confirms, modifies, or rejects it; and

      (2) If appropriate, sets the time for payment to the stockholder.

   (b) Procedure after order.--

   (1) If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

   (2) If the appraisers' report is rejected, the court may:

      (i) Determine the fair value of the stock and enter judgment for the stockholder; or

      (ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

   (c) Judgment includes interest.--

   (1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under (S) 3-202 of this subtitle.

   (2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under (S) 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

          (i) The price which the successor offered for the stock;

          (ii) The financial statements and other information furnished to the stockholder; and

          (iii) Any other circumstances it considers relevant.

   (d) Costs of proceedings.--

   (1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under (S) 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

      (i) The price which the successor offered for the stock;

      (ii) The financial statements and other information furnished to the stockholder; and

      (iii) Any other circumstances it considers relevant.

   (2) Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if:

      (i) The successor did not make an offer for the stock under (S) 3-207 of this subtitle; or

      (ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

   (e) Effect of judgment.--The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

(S) 3-212. Surrender of stock.

   The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

      (1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

      (2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

                                                                     APPENDIX C

                    UST PRIVATE EQUITY INVESTORS FUND, INC.

                      PLAN OF LIQUIDATION AND DISSOLUTION

   The following Plan of Liquidation and Dissolution (the "Plan") of UST Private Equity Investors Fund, Inc. (the "Company"), a corporation organized and existing under the law of the State of Maryland, that has elected to be treated as a business development company under the under the Investment Company Act of 1940, as amended (the "1940 Act"), is intended to accomplish the complete liquidation and dissolution of the Company in conformity with the provisions of the Company's Articles of Incorporation and Maryland law.

   Whereas, the Company's Board of Directors (the "Board"), at a meeting of the Board held on November 13, 2003, unanimously deemed that in its judgment it is advisable to liquidate and dissolve the Company, unanimously adopted this Plan as the method of liquidating and dissolving the Company and unanimously directed that this Plan be submitted to shareholders of the Company for approval;

   Now, Therefore, the liquidation and dissolution of the Company shall be carried out in the manner hereinafter set forth:

   1. Effective Date of Plan. The Plan shall be and become effective only upon the adoption and approval of the Plan by the shareholders in the manner and by the vote required by Maryland law and the Company's Articles of Incorporation. The date of such adoption and approval of the Plan by shareholders is hereinafter called the "Effective Date."

   2. Cessation of Business. After the Effective Date of the Plan, the Company shall cease its business as an investment company and shall not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and will dissolve in accordance with the Plan.

   3. Restriction on Transfer and Redemption of Shares. The proportionate interests of shareholders in the assets of the Company shall be fixed on the basis of their respective shareholdings at the close of business on the Effective Date. On the Effective Date, the books of the Company shall be closed. Thereafter, unless the books of the Company are reopened because the Plan cannot be carried into effect under the law of the State of Maryland or otherwise, the shareholders' respective interest in the Company's assets shall not be transferable by the negotiation of share certificates.

   4. Notice of Liquidation. As soon as practicable after the Effective Date, the Company shall give notice to the appropriate parties that this Plan has been approved by the Board and the shareholders and that the Company will be liquidating its assets. Specifically, as soon as practicable after approval of the Plan, the Company shall mail notice to its known creditors and employees at their addresses as shown on the Company's records, to the extent such notice is required under the Maryland General Corporation Law (the "MGCL").

   5. Liquidation of Assets. As soon as is reasonable and practicable after the Effective Date of the Plan, or as soon thereafter as practicable depending on market conditions and consistent with the terms of the Plan, all portfolio securities of the Company shall be converted to U.S. cash or U.S. cash equivalents.

   6. Payments of Debts. As soon as practicable after the Effective Date of the Plan, the Company shall determine and shall pay, or set aside in U.S. cash or U.S. cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Company incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 7, below.

   7. Liquidating Distributions. The Company's assets are expected to be distributed by up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Company. The first distribution of the Company's assets (the "First Distribution") is expected to consist of cash representing substantially all the assets of the Company, less an estimated amount necessary to (a) discharge any unpaid liabilities and obligations of the Company on the Company's books on the First Distribution date, and (b) discharge any liabilities not on the books of the Company on the First Distribution date that the Board shall reasonably deem to exist against the assets of the Company. A second distribution (the "Second Distribution"), if necessary, will consist of cash from any assets remaining after payment of and provision for expenses and other liabilities, the proceeds of any sale of assets of the Company under the Plan not sold prior to the First Distribution and any other miscellaneous income to the Company. The First Distribution may be designated a final distribution if it is determined that all expenses and liabilities have been paid or reasonably provided for.

   All shareholders will receive information concerning the sources of the liquidating distribution.

   8. Expenses of the Liquidation and Dissolution. Subject to any expense reimbursement arrangements in effect with its investment adviser, the Company shall bear all of the expenses incurred by it in carrying out this Plan including, but not limited to, all printing, mailing, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of shareholders, whether or not the liquidation contemplated by this Plan is effected.

   9. Power of the Board, Implementation of the Plan. The Board and, subject to the direction of the Board, the Company's officers and individual Directors, shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the 1940 Act, MGCL or any other applicable law. The death, resignation or other disability of any Director or any officer of the Company shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in the Plan.

   10. Amendment or Abandonment of Plan. The Board shall have the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without shareholder approval, if the Board determines that such action would be advisable and in the best interests of the Company and its shareholders, as may be necessary or appropriate to effect the marshalling of Company assets and the dissolution, complete liquidation and termination of existence of the Company, and the distribution of its net assets to shareholders in accordance with the law of the State of Maryland and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and, in the judgment of the Board, will materially and adversely affect the interests of the Company's shareholders, such variation or amendment will be submitted to the Company's shareholders for approval. In addition, the Board may abandon this Plan, without shareholder approval, prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Company and its shareholders.

   11. Deregistration Under the 1940 Act. As soon as practicable after the liquidation and distribution of the Company's assets, the Company shall prepare and file with the U.S. Securities and Exchange Commission (the "SEC") a Form N-8F in order to deregister the Company under the 1940 Act, a Form N-54C in order to revoke its election to be treated as a business development company under the 1940 Act and any other required reports.

   12. Articles of Dissolution. Consistent with the provisions of the Plan, the Company shall be dissolved in accordance with the law of the State of Maryland and the Company's Articles of Incorporation. As soon as practicable after the Effective Date and pursuant to the MGCL, the Company shall prepare and file Articles of Dissolution with and for acceptance by the Maryland State Department of Assessments and Taxation. After the effectiveness of the Articles of Dissolution:

    a) The Company's Directors shall be the trustees of its assets for the purposes of liquidation unless and until a court appoints a receiver. The Director-Trustees will be vested in their capacity as trustees with full title to all the assets of the Company.

    b) The Director-Trustees shall (i) collect and distribute any remaining assets of the Company, applying them to the payment, satisfaction and discharge of existing debts and obligations of the Company, including necessary expenses of liquidation; and (ii) distribute the remaining assets among the shareholders.

    c) The Director-Trustees may (i) carry out the contracts of the Company;
       (ii) sell all or any part of the assets of the Company at public or private sale; (iii) sue or be sued in their own names as trustees or in the name of the Company; and (iv) do all other acts consistent with law and the Articles of Incorporation of the Company necessary or proper to liquidate the Company and wind up its affairs.

   13. Power of the Board. Implementation of this Plan shall be under the direction of the Board, who shall have full authority to carry out the provisions of this Plan or such other actions as they deem appropriate without further shareholder action.

   14. Appraisal Rights. Under Maryland law, shareholders will not be entitled to appraisal rights in connection with the Plan.

UST PRIVATE EQUITY INVESTORS FUND, INC.
103 BELLEVUE PARKWAY
WILMINGTON, DE  19809

                       THREE EASY WAYS TO VOTE YOUR PROXY

            Read the Proxy Statement and have the Proxy card at hand.
       TELEPHONE: Call 1-800-690-6903 and follow the simple instructions.
       INTERNET:  Go to www.proxyweb.com and follow the on-line directions.
       MAIL:      Vote, sign, date and return your proxy by mail.
    If you vote by Telephone or Internet, you do not need to mail your proxy.

                            **** CONTROL NUMBER: ****

UST Private Equity Investors Fund, Inc. (the "Company") This Proxy is solicited by the Board of Directors

     This proxy is solicited by the Board of the Company for use at a special meeting of shareholders to be held on December 23, 2003, at 10:00 a.m. (New York time), at the offices of United States Trust Company of New York, 114 West 47th Street, New York, New York 10036-1532.

     The undersigned hereby appoints Robert F. Aufenanger and Cynthia Englert, and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated special meeting, and at all adjournments or postponements thereof, all shares representing interests in the Company held of record by the undersigned on November 17, 2003, the record date for the meeting, upon (1) the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion to vote on any other business which may properly come before the meeting and any adjournments thereof. The proxies shall vote on adjournment in the manner contemplated by the Company's Proxy Statement.

DATE ______________________

Please vote, date and sign and promptly return this proxy card in the enclosed envelope.

_______________________________________________
Shareholder(s) signs here (Sign in the Box)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. X PLEASE DO NOT USE FINE POINT PENS.

Every properly signed proxy will be voted in the manner specified thereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR each proposal.

                                                                             FOR     AGAINST   ABSTAIN
1. Approval of the Sale of Substantially all of the
   non-cash Assets of the Company:                                            0         0          0

2. Approval of Plan of Liquidation and Dissolution of the
   Company (Proposal 2 is contingent upon the Approval of Proposal 1):        0         0          0

3. In their discretion on any other business which may properly
   come before the meeting or any adjournments thereof:                       0         0          0

PLEASE SIGN AND DATE ON THE REVERSE SIDE